As filed with the Securities and Exchange Commission on July 6, 2009

Registration No. 333-159490

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KeyCorp

(Exact name of registrant as specified in its charter)

Ohio	6021	34-6542451
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

127 Public Square

Cleveland, Ohio 44114-1306

(216) 689-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel R. Stolzer, Esq.

Vice President,

Deputy General Counsel and

Assistant Secretary

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

(216) 689-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel G. Berick, Esq. James J. Barresi, Esq. Squire, Sanders & Dempsey L.L.P. 127 Public Square Cleveland, Ohio 44114 (216) 479-8500	Andrew R. Gladin, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)(4)
Common Shares, par value $1.00	158,523,108	N/A	$1,332,491,000	$74,353

(1)

This Registration Statement registers the estimated maximum number of common shares of KeyCorp (the “Registrant”), par value $1.00 per share, that may be issued in connection with the exchange offer (“Exchange Offer”) by the Registrant for (i) 5.875% Trust Preferred Securities issued by KeyCorp Capital V, (ii) 6.125% Trust Preferred Securities issued by KeyCorp Capital VI, (iii) 7.000% Enhanced Trust Preferred Securities issued by KeyCorp Capital VIII, (iv) 6.750% Enhanced Trust Preferred Securities issued by KeyCorp Capital IX and (v) 8.000% Enhanced Trust Preferred Securities issued by KeyCorp Capital X (collectively, the “Trust Preferred Securities”). Of this amount, an aggregate of 106,640,577 Common Shares were previously registered upon filing of the Registrant’s Registration Statement on Form S-4, filed with the Commission on May 27, 2009, with regard to the Exchange Offer. In order to assure compliance with New York Stock Exchange listing rules, we will not issue common shares in the Exchange Offer in excess of 19.9 percent of the Registrant’s common shares outstanding before such issuance.

(2)

Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(f)(1), 457(f)(3) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), and based upon the market value of the Trust Preferred Securities. The proposed maximum aggregate offering price was calculated in accordance with Rule 457(c) under the Securities Act as follows: the sum of (i) the product of (a) $18.385, the average of the high and low prices of the 5.875% Trust Preferred Securities issued by KeyCorp Capital V on July 1, 2009 and (b) 7,000,000, the maximum number of 5.875% Trust Preferred Securities that could be accepted for exchange in the Exchange Offer; (ii) the product of (a) $18.250, the average of the high and low prices of the 6.125% Trust Preferred Securities issued by KeyCorp Capital VI on July 1, 2009 and (b) 3,000,000, the maximum number of 6.125% Trust Preferred Securities that could be accepted for exchange in the Exchange Offer, (iii) the product of (a) $18.475, the average of the high and low prices of the 7.000% Enhanced Trust Preferred Securities issued by KeyCorp Capital VIII on July 1, 2009 and (b) 10,000,000, the maximum number of 7.000% Enhanced Trust Preferred Securities that could be accepted for exchange in the Exchange Offer; (iv) the product of (a) $18.470, the average of the high and low prices of the 6.750% Enhanced Trust Preferred Securities issued by KeyCorp Capital IX on July 1, 2009 and (b) 20,000,000, the maximum number of 6.750% Enhanced Trust Preferred Securities that could be accepted for exchange in the Exchange Offer; and (v) the product of (a) $19.760 the average of the high and low prices of the 8.000% Enhanced Trust Preferred Securities issued by KeyCorp Capital X on July 1, 2009 and (b) 29,600,000, the maximum number of 8.000% Trust Preferred Securities that could be accepted for exchange in the Exchange Offer.

(3)	Computed in accordance with Section 6(b) of the Securities Act by multiplying .00005580 by the proposed maximum aggregate offering price.

(4)	Of this fee, $62,545.17 was paid at the time of initial filing of the Registrant’s Registration Statement on Form S-4, filed with the Commission on May 27, 2009, with regard to this Exchange Offer.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not complete the offer and the securities being registered may not be exchanged or distributed until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 6, 2009

PROSPECTUS

KeyCorp

OFFER TO EXCHANGE

Up to 158,523,108 Common Shares of KeyCorp for any and all

Trust Preferred Securities of KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII, KeyCorp Capital IX and KeyCorp Capital X

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON         , 2009, UNLESS THE OFFER IS EXTENDED
OR EARLIER TERMINATED BY US (THE “EXPIRATION DATE”). THE EARLY TENDER PERIOD WILL BEGIN ON THE DATE THE
EXCHANGE OFFER COMMENCES AND WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON         , 2009. TENDERS MAY BE
WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

We are offering to exchange up to 158,523,108 of our newly issued common shares, par value $1.00 per share (the “Common Shares”), for any and all of the $1,740,000,000 in aggregate liquidation preference of the outstanding Trust Preferred Securities (as defined below) of KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII, KeyCorp Capital IX and KeyCorp Capital X (collectively, the “KeyCorp Capital Trusts”), on the terms and subject to the conditions set forth in this Prospectus and in the accompanying letter of transmittal (the “Letter of Transmittal”). We refer to this offer as the “Exchange Offer.”

For each $25 liquidation preference of Trust Preferred Securities that we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of Common Shares having the aggregate dollar value (the “Exchange Value”) set forth in the table below or, in the case of Trust Preferred Securities tendered on or prior to the Early Tender Premium Deadline (as defined below), having an aggregate dollar value equal to the applicable Exchange Value plus the Early Tender Premium Value set forth in the table below. We refer to the number of Common Shares we will issue (based on the Relevant Price (as defined below)) for each $25 liquidation preference of Trust Preferred Securities we accept in the Exchange Offer as the “exchange ratio.” The “Relevant Price” is equal to the average Volume Weighted Average Price, or “Average VWAP,” of our Common Shares during the five consecutive trading day period ending on and including the second trading day immediately preceding the expiration date of the Exchange Offer period (the “Pricing Date”), on the basis of the applicable pricing formula set forth herein, and announced on the immediately succeeding trading day. We will also pay cash for any accrued and unpaid distributions on any Trust Preferred Securities accepted in the Exchange Offer to but excluding the date of settlement of the Exchange Offer. Depending on the trading price of our Common Shares on the settlement date of the Exchange Offer compared to the Relevant Price, the market value of the Common Shares we issue in exchange for each $25 liquidation preference of Trust Preferred Securities we accept for exchange may be less than, equal to or greater than the applicable Exchange Value referred to above.

The table below sets forth certain information regarding the series of trust preferred securities that are the subject of the Exchange Offer (collectively, the “Trust Preferred Securities”). You will be eligible to receive a number of Common Shares based on the sum of the Exchange Value and the Early Tender Premium Value only if you validly tender your Trust Preferred Securities on or prior to the Early Tender Premium Deadline and do not subsequently withdraw your Trust Preferred Securities.

CUSIP	Title of Securities	Issuer	Aggregate Liquidation Preference Outstanding	Liquidation Preference per Trust Preferred Security	Exchange Value	Early Tender Premium Value (if any)	Total Exchange Value (as applicable)
					(per $25 liquidation preference)
49327J200	5.875% Trust Preferred Securities	KeyCorp Capital V	$175,000,000	$25	$	$	$
49327K207	6.125% Trust Preferred Securities	KeyCorp Capital VI	$75,000,000	$25	$	$	$
49327C205	7.000% Enhanced Trust Preferred Securities	KeyCorp Capital VIII	$250,000,000	$25	$	$	$
49327Q204	6.750% Enhanced Trust Preferred Securities	KeyCorp Capital IX	$500,000,000	$25	$	$	$
49327R103	8.000% Enhanced Trust Preferred Securities	KeyCorp Capital X	$740,000,000	$25	$	$	$

The Exchange Offer will expire at 11:59 p.m., New York City time, on             , 2009 (unless we extend it or terminate it early). The Exchange Offer period will have two parts, the “Early Tender Period” and the “Final Tender Period.” The Early Tender Period will begin on the date the Exchange Offer commences and will expire at 11:59 p.m., New York City time, on             , 2009 (the “Early Tender Premium Deadline”), which is the tenth business day following commencement of the Exchange Offer. The Final Tender Period will begin on the day immediately following the Early Tender Premium Deadline and end on the expiration date of the Exchange Offer. If you tender your Trust Preferred Securities on or prior to the Early Tender Premium Deadline, you will be entitled to receive a number of Common Shares per $25 liquidation preference with a value equal to the sum of (i) the applicable Exchange Value and (ii) the Early Tender Premium Value set forth in the table above. If you tender your Trust Preferred Securities during the Final Tender Period, you will be entitled to receive a number of Common Shares per $25 liquidation preference with a value equal only to the applicable Exchange Value for your Trust Preferred Securities as set forth in the table above. You may withdraw any Trust Preferred Securities that you tender at any time prior to the expiration of the Exchange Offer.

Our obligation to exchange Common Shares for Trust Preferred Securities in the Exchange Offer is subject to a number of conditions that must be satisfied or waived by us, including, among others, that there has been no change or development that in our reasonable judgment may materially reduce the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects. Our obligation to exchange is not subject to any minimum tender condition.

If the aggregate liquidation preference of all Trust Preferred Securities tendered in the Exchange Offer would result in the issuance, upon consummation of the Exchange Offer, of a number of our Common Shares equal to or in excess of 158,523,108, we will accept for exchange from each tendering holder only that number of Trust Preferred Securities that will ensure that less than such number of Common Shares are issued in the Exchange Offer. Accordingly, we may have to prorate the Trust Preferred Securities for each series that we accept for exchange in this Exchange Offer to remain within this limit.

Our Common Shares trade on the New York Stock Exchange (the “NYSE”) under the symbol “KEY”. As of July 1, 2009, the closing sale price for our Common Shares on the NYSE was $5.16 per share. None of KeyCorp, the trustees of the KeyCorp Capital Trusts, the dealer managers, the exchange agent, the information agent or any other person is making any recommendation as to whether you should tender your shares of Trust Preferred Securities. You must make your own decision after reading this Prospectus and the documents incorporated by reference herein and consulting with your advisor.

We encourage you to read and carefully consider this Prospectus in its entirety, in particular the risk factors beginning on page 18, for a discussion of factors that you should consider with respect to this offer.

Our Common Shares are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of the Exchange Offer or of the securities to be issued in the Exchange Offer or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dealer Managers

Morgan Stanley	UBS Investment Bank
Sole Arranger and Lead Manager

Citi	Wells Fargo Securities

The date of this Prospectus is July    , 2009

i

IMPORTANT

All of the Trust Preferred Securities were issued in book-entry form, and all of the Trust Preferred Securities are currently represented by one or more global certificates held for the account of The Depository Trust Company (“DTC”). You may tender your Trust Preferred Securities by transferring the Trust Preferred Securities through DTC’s Automated Tender Offer Program (“ATOP”) or following the other procedures described under “The Exchange Offer—Procedures for Participating in the Exchange Offer—Procedures for Tendering Trust Preferred Securities.”

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of the DTC on or prior to the expiration date of this Exchange Offer. If you hold your Trust Preferred Securities through a broker, dealer, commercial bank, trust company or other nominee, you should consider that such entity may require you to take action with respect to the Exchange Offer a number of days before the expiration date in order for such entity to tender Trust Preferred Securities on your behalf on or prior to the expiration date. Tenders not received by Computershare Trust Company, N.A., as exchange agent for the Exchange Offer (the “Exchange Agent”), on or prior to the expiration date will be disregarded and of no effect.

Unless otherwise indicated or unless the context requires otherwise, all references to “we,” “us,” “our” or similar references mean KeyCorp.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus. We incorporate by reference the documents listed below and any documents subsequently filed (but not documents that are furnished, unless expressly incorporated herein by a reference in such furnished document) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 001-11302) on or after the date of this Prospectus and before the completion of the Exchange Offer:

•	Annual Report on Form 10-K for the year ended December 31, 2008.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

•	Current Reports on Form 8-K filed on January 22, 2009, March 16, 2009, April 21, 2009, May 11, 2009, May 14, 2009, June 3, 2009 and July 1, 2009.

•

The description of our Common Shares set forth in the registration statement on Form 8-A12B filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

ii

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

KeyCorp

127 Public Square

Cleveland, Ohio  44114-1306

Attention: Investor Relations

(216) 689-6300

In order to ensure timely delivery of such documents, you must request this information no later than five business days before the date you must make your investment decision. Accordingly, you should make any request for documents by             , 2009 to ensure timely delivery of the documents prior to the expiration date.

You should rely only on the information contained in or incorporated by reference into this Prospectus. We have not authorized anyone to provide you with information that is different. You should assume that the information contained or incorporated by reference in this Prospectus is accurate only as of the date hereof or as of the date of the document incorporated by reference, as applicable. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

iii

FORWARD-LOOKING STATEMENTS

This Prospectus contains or incorporates by reference information we believe to be “forward looking statements”, including statements about our long-term goals, financial condition, results of operations, earnings, levels of net loan charge-offs and nonperforming assets, interest rate exposure and profitability.

Forward-looking statements express management’s current expectations, forecasts of future events or long-term goals and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations, forecasts and goals reflected in these forward-looking statements are reasonable, actual results could differ materially for a variety of reasons, including the following factors:

•

Although we believe that we have fulfilled the requirement to generate $1.8 billion of additional Tier 1 common equity pursuant to the U.S. government’s Supervisory Capital Assessment Program (the “SCAP”), there can be no assurance that our regulators, including the United States Department of the Treasury (the “U.S. Treasury”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve”), will not require us to generate additional capital, including Tier 1 common equity, in the future. Future capital raising and augmentation efforts may be dilutive to our common shareholders and reduce the market price of our Common Shares.

•

The credit ratings of KeyCorp and KeyBank are essential to maintaining liquidity. Further downgrades from the major credit ratings agencies could mean that our debt ratings fall below investment-grade, which, in turn, could have an adverse effect on access to liquidity sources, cost of funds, access to investors, and collateral or funding requirements.

•

Potential misinterpretation of the SCAP assessment results, any future capital assessments or our capital generation efforts could adversely affect our ability to attract and retain customers and compete for new business opportunities.

•

Unprecedented volatility in the stock markets, public debt markets and other capital markets, including continued disruption in the fixed income markets, has affected and could continue to affect our ability to raise capital or other funding for liquidity and business purposes, as well as revenue from client-based underwriting, investment banking and other capital markets-driven businesses.

•	Interest rates could change more quickly or more significantly than management expects, which may have an adverse effect on our financial results.

•	Trade, monetary and fiscal policies of various governmental bodies may affect the economic environment in which we operate, as well as its financial condition and results of operations.

•

Changes in foreign exchange rates, equity markets and the financial soundness of bond insurers, sureties and even other unrelated financial companies have the potential to affect current market values of financial instruments which, in turn, could have a material adverse effect on us.

•	Asset price deterioration has had (and may continue to have) a negative effect on the valuation of many of the asset categories represented on our balance sheet.

•

The Emergency Economic Stabilization Act of 2008 (“EESA”), the American Recovery and Reinvestment Act of 2009, the Financial Stability Plan announced on February 10, 2009, by the Secretary of the U.S. Treasury, in coordination with other financial institution regulators and other initiatives undertaken by the U.S. government may not have the intended effect on the financial markets; the current extreme volatility and limited credit availability may persist. If these actions fail to help stabilize the financial markets and the current financial market and economic conditions continue or deteriorate further, our business, financial condition, results of operations, access to credit and the trading price of our Common Shares could all suffer a material decline.

•

The terms of the Capital Purchase Program (the “CPP”), part of the U.S. Treasury’s Troubled Asset Relief Program (“TARP”) enacted under the EESA, pursuant to which we issued our Series B Preferred Stock to the U.S. Treasury, may limit our ability to return capital to shareholders and could be dilutive to our Common Shares. If we are unable to redeem such Series B Preferred Stock within five years, the dividend rate thereon will increase substantially.

•	Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions.

•

The problems in the housing markets, including issues related to the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, and related conditions in the financial markets, or other issues, such as the price volatility of oil or other commodities, could cause general economic conditions to deteriorate further. In addition, these problems may inflict further damage on the local economies or industries in which we have significant operations or assets, and, among other things, may materially impact credit quality in existing portfolios and/or our ability to generate loans in the future.

•

Increases in interest rates or further weakening economic conditions could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans. Additionally, our allowance for loan losses may be insufficient if the estimates and judgments management used to establish the allowance prove to be inaccurate.

•	We may face increased competitive pressure due to the recent consolidation of certain competing financial institutions and the conversion of certain investment banks to bank holding companies.

•

We may become subject to new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect our financial condition, including new regulations imposed in connection with the TARP provisions of the EESA, such as the Financial Stability Plan and the CPP, being implemented and administered by the U.S. Treasury in coordination with other federal regulatory agencies, further laws enacted by the U.S. Congress in an effort to strengthen the fundamentals of the economy, or other regulations promulgated by federal regulators to mitigate the systemic risk presented by the current financial crisis, such as the Federal Deposit Insurance Corporation’s (“FDIC”) Temporary Liquidity Guarantee Program (“TLGP”).

•

It could take us longer than anticipated to implement strategic initiatives, including those designed to grow revenue or manage expenses; we may be unable to implement certain initiatives; or the initiatives we employ may be unsuccessful.

•

Increases in deposit insurance premiums imposed on KeyBank due to the FDIC’s restoration plan for the Deposit Insurance Fund established on October 7, 2008 and continued difficulties experienced by other financial institutions may have an adverse effect on our results of operations.

•	Acquisitions and dispositions of assets, business units or affiliates could adversely affect us in ways that management has not anticipated.

•

We are subject to voluminous and complex rules, regulations and guidelines imposed by a number of government authorities; regulatory requirements appear to be expanding in the current environment. Implementing and monitoring compliance with these requirements is a significant task, and failure to do so effectively may result in penalties or related costs that could have an adverse effect on our results of operations.

•	We may have difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position.

•	We may experience operational or risk management failures due to technological or other factors.

•	Changes in accounting principles or in tax laws, rules and regulations could have an adverse effect on our financial results or capital.

•	We may become subject to new legal obligations or liabilities, or the unfavorable resolution of pending litigation may have an adverse effect on our financial results or capital.

•	Terrorist activities or military actions could disrupt the economy and the general business climate, which may have an adverse effect on our financial results or condition and that of our borrowers.

•

We have leasing offices and clients throughout the world. Economic and political uncertainties resulting from terrorist attacks, military actions or other events that affect countries in which we operate may have an adverse effect on those leasing clients and their ability to make timely payments.

Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our business, the financial services industry and financial markets. Though management strives to monitor and mitigate risk, management cannot anticipate all potential economic, operational and financial developments that may have an adverse impact on our operations and financial results. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to revise any forward-looking statement to reflect subsequent events.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

The following are certain questions regarding the Exchange Offer that you may have as a holder of the Trust Preferred Securities and the answers to those questions. To fully understand the Exchange Offer and the considerations that may be important to your decision whether to participate, you should carefully read this Prospectus in its entirety, including the section entitled “Risk Factors,” beginning on page 18 below, as well as the information incorporated by reference herein. For further information about us, see the section of this Prospectus entitled “Where You Can Find More Information.”

What is the purpose of the Exchange Offer?

As part of the U.S. government’s Financial Stability Plan, on February 25, 2009, the U.S. Treasury announced preliminary details of its Capital Assistance Program, or “CAP.”

To implement the CAP, the Board Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Reserve Banks, the FDIC and the Office of the Comptroller of the Currency commenced a review, referred to as the Supervisory Capital Assessment Program (the “SCAP”), of the capital of the 19 largest U.S. banking institutions, including KeyCorp. As announced on May 7, 2009, our regulators determined that we needed to generate $1.8 billion in additional Tier 1 common equity or contingent common equity (i.e., mandatory convertible preferred shares). As required by the SCAP, we submitted a comprehensive capital plan to the Federal Reserve on June 1, 2009. Our capital plan outlines the steps we have taken and intend to take to meet our obligations under the SCAP to generate Tier 1 common equity, and includes those transactions described below, in “Summary—Purpose of the Exchange Offer”. Our capital plan also contemplates generating Tier 1 common equity through certain asset sales that generate gain recognition.

On May 11, 2009, we launched a public offering of up to $750 million in aggregate gross proceeds of our Common Shares in an “At the Market” offering and filed a prospectus supplement to our existing automatic shelf registration statement on file with the SEC in connection with such offering. On June 2, 2009, we increased the aggregate offering price of the Common Shares that may be sold in the “At the Market” offering from $750 million to $1.0 billion and completed the offering on the same day by selling all remaining Common Shares available for issuance. Through the “At the Market” offering, we issued 205,438,975 Common Shares for an average price of $4.87 per share and raised a total of $986.38 million in net proceeds.

On June 3, 2009, we launched an offer to exchange up to 143,500,970 of our Common Shares for any and all of the $797,647,000 in aggregate liquidation preference of outstanding trust preferred securities (collectively, the “Institutional TRUPS”) issued by KeyCorp Capital I, KeyCorp Capital II, KeyCorp Capital III and KeyCorp Capital VII (the “Institutional Exchange Offer”). The Institutional Exchange Offer expired at 11:59 p.m., New York City time, on June 30, 2009. On July 1, 2009, we announced that Institutional TRUPS representing $294,014,000 aggregate liquidation preference were validly tendered and not withdrawn, according to information provided by our exchange agent for the Institutional Exchange Offer. The transaction will result in the issuance of approximately 46.3 million Common Shares. We expect the settlement of the Institutional Exchange Offer to occur on July 6, 2009.

On June 3, 2009, concurrently with the Institutional TRUPS Exchange Offer, we filed a Tender Offer Statement on Schedule TO with the SEC and launched an offer to exchange (the “Series A Exchange Offer”) our Common Shares for any and all outstanding shares of our 7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, liquidation preference $100 per share (the “Series A Preferred Stock”). The Series A Exchange Offer expired at 11:59 p.m., New York City time, on June 30, 2009. On July 1, 2009, we announced that approximately 2,130,461 shares of Series A Preferred Stock, representing $213,046,100 aggregate liquidation preference, were validly tendered and not withdrawn, according to information provided by our exchange agent for the Series A Exchange Offer. The transaction will result in the issuance of approximately 29,232,025 Common Shares. We expect the settlement of the Series A Exchange Offer to occur on July 6, 2009.

As of July 1, 2009, we believe that we have generated in excess of the required $1.8 billion in additional Tier 1 common equity required under the SCAP through a combination of actions, including the “At the Market” offering, the Institutional Exchange Offer and the Series A Exchange Offer described above as well as certain privately negotiated exchanges of our Series A Preferred Stock and certain asset sales that generate gain recognition as described below under “The Exchange Offer — Purpose of the Exchange Offer”.

Although we believe that we have fulfilled the requirement to generate $1.8 billion of additional Tier 1 common equity pursuant to the SCAP, we intend to take advantage of current market opportunities and augment our capital base given the current uncertain economic environment. As such, the purpose of this Exchange Offer is to further augment our Tier 1 common equity capital above and beyond the requirements set forth in the SCAP results.

See “Non-GAAP Financial Measures” for a discussion of our use of non-GAAP financial measures in this Prospectus.

What are the key terms of the Exchange Offer?

We are offering to exchange up to 158,523,108 of our newly issued Common Shares for any and all outstanding Trust Preferred Securities of the series set forth in the following table, on the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

CUSIP	Title of Securities	Issuer	Aggregate Liquidation Preference Outstanding	Liquidation Preference per Trust Preferred Security	Exchange Value	Early Tender Premium Value (if any)	Total Exchange Value (as applicable)
					(per $25 liquidation preference)
49327J200	5.875% Trust Preferred Securities	KeyCorp Capital V	$175,000,000	$25	$	$	$
49327K207	6.125% Trust Preferred Securities	KeyCorp Capital VI	$75,000,000	$25	$	$	$
49327C205	7.000% Enhanced Trust Preferred Securities	KeyCorp Capital VIII	$250,000,000	$25	$	$	$
49327Q204	6.750% Enhanced Trust Preferred Securities	KeyCorp Capital IX	$500,000,000	$25	$	$	$
49327R103	8.000% Enhanced Trust Preferred Securities	KeyCorp Capital X	$740,000,000	$25	$	$	$

What consideration are we offering in exchange for the Trust Preferred Securities?

For each $25 liquidation preference of Trust Preferred Securities we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of our Common Shares (based on the Relevant Price) having a value equal to the sum of (i) the applicable Exchange Value and (ii) the Early Tender Premium Value, if any. The “Relevant Price” is equal to the Average VWAP (determined as described below) of our Common Shares during the five consecutive trading day period ending on and including the Pricing Date, which is currently expected to be                     , 2009. For each $25 liquidation preference of Trust Preferred Securities we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of our Common Shares equal to (i) the sum of (A) the applicable Exchange Value and (B) the Early Tender Premium Value, if any, divided by (ii) the Relevant Price.

We refer to the number of Common Shares we will issue for each $25 liquidation preference of Trust Preferred Securities we accept in the Exchange Offer as the “exchange ratio,” and we will round the applicable exchange ratio for each series of Trust Preferred Securities down to four decimal places.

Depending on the trading price of our Common Shares on the settlement date of the Exchange Offer, the market value of the Common Shares we issue in exchange for each $25 liquidation preference of Trust Preferred Securities we accept for exchange may be less than, equal to or greater than the sum of (i) applicable Exchange Value and (ii) the Early Tender Premium, if any, referred to above.

We will also pay cash for any accrued and unpaid distributions on any Trust Preferred Securities accepted in the Exchange Offer to but excluding the date of settlement of the Exchange Offer.

How will the Average VWAP be determined?

Average VWAP during a period means the arithmetic average of VWAP for each trading day during that period. VWAP for any day means the per share volume weighted average price of our Common Shares on that day as displayed under the heading Bloomberg VWAP on Bloomberg Page KEY <equity> AQR (or its equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume weighted average price is unavailable, the market price of one share of our Common Shares on such trading day determined, using a volume weighted average method, by a nationally recognized investment banking firm retained by us for that purpose).

The Average VWAP will be determined for the five consecutive trading day period ending on and including the Pricing Date. We refer to this five consecutive trading day period as the “Pricing Period”.

How will the Average VWAP be affected by an extension of the Exchange Offer?

Even if we extend the Exchange Offer, the Average VWAP will still be determined using the arithmetic average of the daily per-share volume weighted average price of our Common Shares for each of the five consecutive trading days ending on and including the Pricing Date, which is currently expected to be             , 2009 (subject to revision if the Exchange Offer period is extended). For information about the fluctuations in the share price of our Common Shares, see below under “Risk Factors”.

How will fluctuations in the trading price of Common Shares affect the consideration offered to holders of Trust Preferred Securities?

If the market price of our Common Shares declines after the Pricing Date, the market value of the Common Shares you will receive in exchange for your Trust Preferred Securities on the settlement date of the Exchange Offer will decline. The trading value of our Common Shares could fluctuate depending upon any number of factors, including factors specific to us and factors that influence trading prices of equity securities generally.

How may I obtain information regarding the Relevant Price and applicable Exchange Ratios?

Throughout the Exchange Offer, the indicative Average VWAP, the resulting indicative Relevant Price and the indicative exchange ratios will be available at http://www.key.com/exchangeoffers and from our information agent, D.F. King & Co., Inc., the “Information Agent,” at one of its numbers listed on the back cover page of this Prospectus. We will announce the final exchange ratio (both for the Early Tender Period and the Final Tender Period) for each series of Trust Preferred Securities by 9:00 a.m., New York City time, on the Announcement Date as described below and those final exchange ratios will also be available by that time at http://www.key.com/exchangeoffers and from the Information Agent.

We will calculate the final exchange ratios on the Pricing Date and will announce them in a press release issued prior to 9:00 a.m., New York City time, on the immediately succeeding trading day,             , 2009 (unless the expiration date is extended), which we refer to as the “Announcement Date”.

Will fractional shares be issued in the Exchange Offer?

We will not issue fractional Common Shares in the Exchange Offer. Instead, the number of Common Shares received by each registered holder whose Trust Preferred Securities are accepted for exchange in the Exchange Offer will be rounded down to the nearest whole number.

When does the Exchange Offer expire, and may I withdraw Trust Preferred Securities that I have previously tendered?

The Exchange Offer will expire at 11:59 p.m., New York City time, on             , 2009 (unless we extend it or terminate it early). You may withdraw any Trust Preferred Securities that you tender at any time prior to the expiration of the Exchange Offer. You may withdraw any Trust Preferred Securities in accordance with the terms of the Exchange Offer by following the procedures described under the caption “The Exchange Offer—Withdrawal of Tenders.”

Will I have an opportunity to tender my Trust Preferred Securities in the Exchange Offer, or withdraw previously tendered Trust Preferred Securities, after the determination of the applicable final exchange ratios?

Yes. Since the final exchange ratios will be calculated and announced by us prior to 9:00 a.m., New York City time, on the Announcement Date, which we currently expect to be             , 2009, and the Exchange Offer will not expire earlier than 11:59 p.m., New York City time, on             , 2009, you will have a minimum of two trading days after we announce the final exchange ratios to tender your Trust Preferred Securities in the Exchange Offer or to withdraw your previously tendered Trust Preferred Securities.

If the Exchange Offer is consummated and I do not participate in the Exchange Offer or I do not tender all of my Trust Preferred Securities in the Exchange Offer, how will my rights and obligations under my remaining outstanding Trust Preferred Securities be affected?

The terms of your Trust Preferred Securities, if any, that remain outstanding after the consummation of the Exchange Offer will not change as a result of the Exchange Offer. If the Exchange Offer is successful, there may be a more limited trading market for the Trust Preferred Securities. See “Risk Factors—Risks Related to Not Participating in the Exchange Offer”.

Is the Exchange Offer subject to any minimum tender or other conditions?

Our obligation to exchange Common Shares for Trust Preferred Securities in the Exchange Offer is subject to a number of conditions that must be satisfied or waived by us, including among others that there has been no change or development that in our reasonable judgment may materially reduce the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects. See “The Exchange Offer—Conditions of the Exchange Offer”.

Our obligation to consummate the exchange of Common Shares for Trust Preferred Securities is not subject to any minimum tender condition.

Will all Trust Preferred Securities that I tender be accepted in this Exchange Offer?

Not necessarily. In order to ensure compliance with NYSE rules we will issue no more than 158,523,108 Common Shares in the Exchange Offer. Depending on the amount of Trust Preferred Securities tendered in the Exchange Offer and the applicable exchange ratios determined as described above, we may have to prorate the Trust Preferred Securities that we accept in this Exchange Offer to remain within this limit. Any Trust Preferred Securities not accepted for exchange as a result of proration will be returned to tendering holders promptly after the expiration or termination of the Exchange Offer, as applicable. See “The Exchange Offer—Terms of the Exchange Offer—Proration.”

How do I participate in the Exchange Offer?

You may tender your Trust Preferred Securities by transferring the Trust Preferred Securities through ATOP or following the other procedures described under “The Exchange Offer—Procedures for Participating in the Exchange Offer—Procedures for Tendering Trust Preferred Securities.”

What must I do to participate if my Trust Preferred Securities are held of record by a broker, dealer, commercial bank, trust company or other nominee?

If you wish to tender your Trust Preferred Securities and they are held of record by a broker, dealer, commercial bank, trust company or other nominee, you should contact such entity promptly and instruct it to tender Trust Preferred Securities on your behalf. In some cases, the nominee may request submission of such instructions on a Beneficial Owner’s Instruction Form. Please check with your nominee to determine the procedures for such form.

You are urged to instruct your broker, dealer, commercial bank, trust company or other nominee at least five business days prior to the expiration date in order to allow adequate processing time for your instruction.

In order to validly tender your Trust Preferred Securities in the Exchange Offer, you or your broker, dealer, commercial bank, trust company or other nominee must follow the procedures described under “The Exchange Offer—Procedures for Participating in the Exchange Offer—Procedures for Tendering Trust Preferred Securities.”

WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS OF DTC ON OR PRIOR TO THE EXPIRATION DATE. IF YOU HOLD YOUR TRUST PREFERRED SECURITIES THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, YOU SHOULD CONSIDER THAT SUCH ENTITY MAY REQUIRE YOU TO TAKE ACTION WITH RESPECT TO THE EXCHANGE OFFER A NUMBER OF DAYS BEFORE THE EXPIRATION DATE IN ORDER FOR SUCH ENTITY TO TENDER TRUST PREFERRED SECURITIES ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE. TENDERS NOT RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE WILL BE DISREGARDED AND OF NO EFFECT.

May I tender only a portion of the Trust Preferred Securities that I hold?

Yes. You do not have to tender all of your Trust Preferred Securities to participate in the Exchange Offer.

Is KeyCorp making a recommendation regarding whether I should tender in the Exchange Offer?

We are not making any recommendation regarding whether you should tender or refrain from tendering portion of your Trust Preferred Securities in the Exchange Offer. Accordingly, you must make your own determination as to whether to tender your Trust Preferred Securities in the Exchange Offer and, if so, the number of Trust Preferred Securities to tender. Before making your decision, we urge you to carefully read this Prospectus in its entirety, including the information set forth in the section of this Prospectus entitled “Risk Factors”, and the documents incorporated by reference in this Prospectus.

When does the Exchange Offer expire?

The Exchange Offer will expire at 11:59 p.m., New York City time, on                     , 2009, which we refer to as the “expiration date”, unless extended or earlier terminated by us.

Under what circumstances can the Exchange Offer be extended, amended or terminated?

We do not intend to extend or amend the Exchange Offer. However, we reserve the right to extend the Exchange Offer for any reason or no reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the Exchange Offer in any respect prior to the expiration date. We also reserve the right, in our discretion, to terminate the Exchange Offer at any time prior to the expiration date. If the Exchange Offer is terminated, no Trust Preferred Securities will be accepted for exchange and any Trust Preferred Securities that have been tendered will be returned to the holder promptly after the termination. For more information regarding our right to extend, amend or terminate the Exchange Offer, see “The Exchange Offer—Expiration Date; Extension; Termination; Amendment”.

How will I be notified if the Exchange Offer is extended, amended or terminated?

If the Exchange Offer is extended, amended or terminated, we will issue a timely public announcement. For more information regarding notification of extensions, amendments or the termination of the Exchange Offer, see “The Exchange Offer—Expiration Date; Extension; Termination; Amendment”.

How do I withdraw previously tendered Trust Preferred Securities?

To withdraw previously tendered Trust Preferred Securities, you must comply with the appropriate procedures. For more information regarding the procedures for withdrawing tendered Trust Preferred Securities, see “The Exchange Offer—Withdrawal of Tenders”.

With whom may I speak if I have questions about the Exchange Offer?

If you have questions regarding the procedures for tendering your Trust Preferred Securities in the Exchange Offer, require additional Exchange Offer materials or require assistance in tendering your Trust Preferred Securities, please contact D.F. King & Co., Inc., our Information Agent. You can call the Information Agent toll-free at (800) 431-9633. You may also write to the Information Agent at the address set forth on the back cover page of this Prospectus.

SUMMARY

The following summary highlights selected information contained in this Prospectus. It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this Prospectus. You should carefully consider the information contained in and incorporated by reference, including the information set forth under the heading “Risk Factors” on page 18 below and the information set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

KeyCorp and the KeyCorp Capital Trusts

KeyCorp, organized in 1958 under the laws of the State of Ohio, is headquartered in Cleveland, Ohio. We are a bank holding company and financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). KeyCorp is the parent holding company for KeyBank National Association (“KeyBank”), its principal subsidiary, through which most of its banking services are provided. Through KeyBank and certain other subsidiaries, KeyCorp provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through two major business groups, Community Banking and National Banking.

In addition to the customary banking services of accepting deposits and making loans, our bank and trust company subsidiaries offer personal and corporate trust services, personal financial services, access to mutual funds, cash management services, investment banking and capital markets products, and international banking services. Through our subsidiary banks, trust company and registered investment advisor subsidiaries, we provide investment management services to clients that include large corporate and public retirement plans, foundations and endowments, high-net-worth individuals and multiemployer trust funds established for providing pension, vacation or other benefits to employees.

We provide other financial services—both inside and outside of our primary banking markets—through our nonbank subsidiaries. These services include accident, health and credit-life insurance on loans made by KeyBank, principal investing, community development financing, securities underwriting and brokerage and merchant services. We are an equity participant in a joint venture with Key Merchant Services, LLC, which provides merchant services to businesses.

Each of KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII, KeyCorp Capital IX and KeyCorp Capital X is a Delaware statutory trust. We are the sole holder of all the common securities of each of these KeyCorp Capital Trusts. The sole asset and only source of funds to make payments on the Trust Preferred Securities are the junior subordinated debentures we issued to each KeyCorp Capital Trust (the “Underlying Debentures”). To the extent that a KeyCorp Capital Trust receives interest payments on the relevant Underlying Debentures, it is obligated to distribute those amounts to the holders of Trust Preferred Securities in the form of quarterly distributions. We have provided holders of Trust Preferred Securities a guarantee in support of each KeyCorp Capital Trust’s obligation to make distributions on its Trust Preferred Securities, but only to the extent such KeyCorp Capital Trust otherwise has funds available for distribution.

Following the Exchange Offer, the Trust Preferred Securities we acquire in the Exchange Offer will be exchanged by us for a like amount of the Underlying Debentures in accordance with the amended and restated trust agreements governing the KeyCorp Capital Trusts. We will then submit such Underlying Debentures for cancellation by the indenture trustee under the applicable indenture. We currently expect to continue making distributions on the Trust Preferred Securities that are not tendered in the Exchange Offer in accordance with their terms.

Our principal executive office, and the principal place of business for each of the KeyCorp Capital Trusts, is at 127 Public Square, Cleveland, Ohio 44114-1306, and our telephone number is (216) 689-6300.

Purpose of the Exchange Offer

As part of the U.S. government’s Financial Stability Plan, on February 25, 2009, the U.S. Treasury announced preliminary details of its CAP, which is designed to: (i) restore confidence throughout the financial system by ensuring that the largest U.S. banking institutions have sufficient capital to absorb higher than anticipated potential future losses that could occur as a result of a more severe economic environment and (ii) support lending to creditworthy borrowers.

To implement the CAP, the Federal Reserve, the Federal Reserve Banks, the FDIC and the Office of the Comptroller of the Currency commenced a review, referred to as the SCAP, of the capital of the 19 largest U.S. banking institutions. The SCAP involved a forward-looking capital assessment, or “stress test,” of all domestic bank holding companies with risk-weighted assets of more than $100 billion, including KeyCorp, at December 31, 2008. The SCAP was intended to estimate 2009 and 2010 credit losses, revenues and reserve needs for each of these bank holding companies under a macroeconomic scenario that reflects a consensus expectation for the depth and duration of the recession, and a “more adverse than expected” scenario that reflects the possibility of a longer, more severe recession than the so-called “consensus expectation.” Based on the results of the SCAP review, regulators made a determination as to the extent to which a bank holding company would need to augment its capital, by raising additional capital, effecting a change in the composition of its capital, or both. The purpose of the SCAP was to ensure that the institutions reviewed have sufficient capital to absorb higher than anticipated potential future losses and remain sufficiently capitalized over the next two years to facilitate lending to creditworthy borrowers should the “more adverse than expected” macroeconomic scenario become a reality.

As announced on May 7, 2009, under the SCAP, our regulators determined that we needed to generate $1.8 billion in additional Tier 1 common equity or contingent common equity (i.e., mandatory convertible preferred shares). As required by the SCAP, we submitted a comprehensive capital plan to the Federal Reserve on June 1, 2009. The capital plan has a number of components, but it primarily requires that we develop an action plan for generating the required $1.8 billion of additional Tier 1 common equity in order to maintain a Tier 1 risk-based capital ratio of at least 6% and a Tier 1 common equity ratio of at least 4%, in each case under the SCAP’s “more adverse than expected” macroeconomic scenario. The steps outlined in our capital plan include those transactions described below.

On May 11, 2009, we launched a public offering of up to $750 million in aggregate gross proceeds of our Common Shares in an “At the Market” offering and filed a prospectus supplement to our existing automatic shelf registration statement on file with the SEC in connection with such separate offering. On June 2, 2009, we increased the aggregate offering price of the Common Shares that may be sold in the “At the Market” offering from $750 million to $1.0 billion, and completed the offering on the same day by selling all remaining Common Shares available for issuance. Through the “At the Market” offering, we issued 205,438,975 Common Shares for an average price of $4.87 per share and raised a total of $986.38 million in net proceeds.

On June 3, 2009, we launched an offer to exchange up to 143,500,970 of our Common Shares for any and all of the $797,647,000 in aggregate liquidation preference of the outstanding Institutional TRUPS issued in the Institutional Exchange Offer. The Institutional Exchange Offer expired at 11:59 p.m., New York City time, on June 30, 2009. On July 1, 2009, we announced that Institutional TRUPS representing $294,014,000 aggregate liquidation preference were validly tendered and not withdrawn, according to information provided by our exchange agent for the Institutional Exchange Offer. The transaction will result in the issuance of approximately 46.3 million Common Shares. We expect the settlement of the Institutional Exchange Offer to occur on July 6, 2009.

On June 3, 2009, concurrently with the Institutional TRUPS Exchange Offer, we filed a Tender Offer Statement on Schedule TO with the SEC and launched the Series A Exchange Offer of our Common Shares for any and all outstanding shares of our Series A Preferred Stock. The Series A Exchange Offer expired at 11:59 p.m., New York City time, on June 30, 2009. On July 1, 2009, we announced that approximately 2,130,461 shares of Series A Preferred Stock, representing $213,046,100 aggregate liquidation preference, were validly tendered and not withdrawn, according to information provided by our exchange agent for the Series A Exchange Offer. The transaction will result in the issuance of approximately 29,232,025 Common Shares. We expect the settlement of the Series A Exchange Offer to occur on July 6, 2009.

The issuance of Common Shares resulting from the Exchange Offer, if and when consummated, will likely be dilutive to our common shareholders and may adversely affect the market price of our Common Shares.

As of July 1, 2009, we believe that we have generated in excess of the required $1.8 billion in additional Tier 1 common equity required under the SCAP through a combination of actions, including the “At the Market” offering, the Institutional Exchange Offer and the Series A Exchange Offer described above as well as certain privately negotiated exchanges of our Series A Preferred Stock and certain asset sales that generate gain recognition as described below under “The Exchange Offer — Purpose of the Exchange Offer”.

Although we believe that we have fulfilled the requirement to generate $1.8 billion of additional Tier 1 common equity pursuant to the SCAP, we intend to take advantage of current market opportunities and augment our capital base given the current uncertain economic environment. As such, the purpose of this Exchange Offer is to further augment our Tier 1 common equity capital above and beyond the requirements set forth in the SCAP results.

In addition, although not a primary purpose of the Exchange Offer, to the extent that Trust Preferred Securities are tendered and accepted for exchange and are exchanged for Common Shares in the Exchange Offer, we will be relieved from the obligation to make distribution payments on the Trust Preferred Securities so exchanged. Under the High Participation Scenario and Low Participation Scenario described below under “Unaudited Pro Forma Financial Information”, and subject to the accompanying assumptions, qualifications and limitations, the Exchange Offer would enable us to retain approximately $             million and $             million on an annual basis, respectively. However, as discussed below under “Dividend Policy”, we do not expect to increase our quarterly dividend on Common Shares above $0.01 per share for the foreseeable future and could further reduce or eliminate the dividend on our Common Shares, and our ability to increase the quarterly dividend above $0.1875 per share prior to November 14, 2011 is subject in certain circumstances to the consent of the U.S. Treasury.

See “Non-GAAP Financial Measures” for a discussion of our use of Non-GAAP financial measures in this Prospectus.

Summary Terms of the Exchange Offer

Exchange Offer	We are offering to exchange up to 158,523,108 of our newly issued Common Shares for any and all outstanding Trust Preferred Securities of the series identified on the cover page of this Prospectus, on the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

We will accept properly tendered Trust Preferred Securities for exchange at the applicable exchange ratio determined as described below, on the terms and conditions of the Exchange Offer and subject to the proration provisions described below. We will return any Trust Preferred Securities that are not accepted for exchange promptly following the expiration of the Exchange Offer or, in the event of termination of the Exchange Offer, promptly after such termination.

For each $25 liquidation preference of Trust Preferred Securities we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of our Common Shares having a value (based on the Relevant Price) equal to the sum of (i) the applicable Exchange Value and (ii) the Early Tender Premium Value, if any. For each $25 liquidation preference of Trust Preferred Securities we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of our Common Shares equal to (i) the sum of (A) the applicable Exchange Value and (B) the Early Tender Premium Value, if any, divided by (ii) the Relevant Price. The “Relevant Price” is equal to the Average VWAP of our Common Shares during the five consecutive trading day period ending on and including the Pricing Date, on the basis of the applicable pricing formula set forth herein, and announced on the immediately succeeding trading day.

We refer to the number of Common Shares we will issue for each $25 liquidation preference of Trust Preferred Securities we accept in the Exchange Offer as the “exchange ratio,” and we will round the exchange ratio for each series of Trust Preferred Securities down to four decimal places.

Depending on the trading price of our Common Shares on the settlement date of the Exchange Offer, the market value of the Common Shares we issue in exchange for each $25 liquidation preference of Trust Preferred Securities we accept for exchange may be less than, equal to or greater than the sum of (i) the applicable Exchange Value and (ii) the Early Tender Premium, if any, referred to above.

We will also pay cash for any accrued and unpaid distributions on any Trust Preferred Securities accepted in the Exchange Offer to, but excluding, the date of settlement of the Exchange Offer.

Expiration Date and Withdrawal Rights	The Exchange Offer will expire at 11:59 p.m., New York City time, on , 2009 (unless we extend it or earlier terminate it). The term “expiration date” means such date and time or, if the Exchange Offer is extended, the latest date and time to which the Exchange Offer is so extended. You may withdraw any Trust Preferred Securities that you tender at any time prior to the expiration date. You may withdraw any Trust Preferred Securities in accordance with the terms of the Exchange Offer by following the procedures described under the caption “The Exchange Offer—Withdrawal of Tenders.”

Publication of Exchange Ratio Information	Throughout the Exchange Offer, the indicative Average VWAP, the resulting indicative Relevant Price and the indicative exchange ratios will be available at http://www.key.com/exchangeoffers and from the Information Agent at one of its numbers listed on the back cover page of this Prospectus. We will announce the final exchange ratio (both for the Early Tender Period and the Final Tender Period) for each series of Trust Preferred Securities by 9:00 a.m., New York City time, on the Announcement Date, and those final exchange ratios will also be available by that time at http://www.key.com/exchangeoffers and from the Information Agent.

Extensions; Waivers and Amendments; Termination	Subject to applicable law, we reserve the right to (i) extend the Exchange Offer, (ii) waive any and all conditions to or amend the Exchange Offer in any respect (except as to the requirement that the registration statement be declared effective) or (iii) terminate the Exchange Offer. Any extension, waiver, amendment or termination will be followed as promptly as practicable by a public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled expiration date. See “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

Conditions to the Exchange Offer	Our obligation to exchange Common Shares for Trust Preferred Securities in the Exchange Offer is subject to a number of conditions that must be satisfied or waived by us, including among others, that there has been no change or development that in our reasonable judgment may materially reduce the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects.

Our obligation to consummate the exchange of Common Shares for Trust Preferred Securities is not subject to any minimum tender condition. See “The Exchange Offer—Conditions of the Exchange Offer.”

Settlement Date	The “settlement date” for the Exchange Offer will be a date promptly following the expiration date. We currently expect the settlement date to be three business days after the expiration date.

Fractional Shares	We will not issue fractional Common Shares in the Exchange Offer. Instead, the number of our Common Shares received by each registered holder whose Trust Preferred Securities are accepted for exchange in the Exchange Offer will be rounded down to the nearest whole number.

Proration	In order to assure compliance with NYSE rules, we will issue no more than 158,523,108 of our Common Shares in the Exchange Offer. Depending on the amount of Trust Preferred Securities tendered in the Exchange Offer and the respective exchange ratios for each series of Trust Preferred Securities determined as described above, we may have to prorate the Trust Preferred Securities that we accept from each tendering holder in this Exchange Offer to remain within this limit. Any Trust Preferred Securities not accepted for exchange as a result of proration will be returned to tendering holders promptly after the expiration or termination of the Exchange Offer, as applicable. See “The Exchange Offer—Terms of the Exchange Offer—Proration.”

Procedures for Tendering Trust Preferred Securities	You may tender your Trust Preferred Securities by transferring the Trust Preferred Securities through ATOP, following the procedures set forth below and described in more detail under “The Exchange Offer—Procedures for Participating in the Exchange Offer—Procedures for Tendering Trust Preferred Securities.” Alternatively, you may complete and sign the Letter of Transmittal in accordance with the instructions set forth therein, have the signature thereon guaranteed, if required, and send or deliver the manually signed Letter of Transmittal, together with any required documents, to the Exchange Agent at its address set forth in the Letter of Transmittal.

Any beneficial owner whose Trust Preferred Securities are held of record by a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Trust Preferred Securities should contact such nominee promptly and instruct such nominee to tender Trust Preferred Securities on such owner’s behalf. In some cases, the nominee may request submission of such instructions on a Beneficial Owner’s Instruction Form. Please check with your nominee to determine the procedures for such form.

You are urged to instruct your broker, dealer, commercial bank, trust company or other nominee at least five business days prior to the expiration date in order to allow adequate processing time for your instruction.

Should you have any questions as to the procedures for tendering your shares, please call your broker, dealer, commercial bank, trust company or other nominee, or call our Information Agent, at its telephone number set forth on the back cover page of this Prospectus.

In order to validly tender your Trust Preferred Securities in the Exchange Offer, you or your broker, dealer, commercial bank, trust company or other nominee must follow the procedures described under “The Exchange Offer—Procedures for Participating in the Exchange Offer—Procedures for Tendering Trust Preferred Securities.”

WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS OF DTC ON OR PRIOR TO THE EXPIRATION DATE. TENDERS NOT RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE WILL BE DISREGARDED AND OF NO EFFECT.

United States Federal Income Tax Considerations	Your exchange of Trust Preferred Securities for our Common Shares pursuant to the Exchange Offer will be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except with respect to accrued but unpaid distributions on the Trust Preferred Securities, you will not recognize any gain or loss upon consummation of the Exchange Offer. See “Material U.S. Federal Income Tax Consequences.”

Consequences of Failure to Exchange Trust Preferred Securities	Depending on the amount of Trust Preferred Securities that are accepted for exchange in the Exchange Offer, the trading market for the Trust Preferred Securities that remain outstanding after the Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the Trust Preferred Securities that remain outstanding following the Exchange Offer.

Two of the four major credit rating agencies recently downgraded our trust preferred securities (including the Trust Preferred Securities that are the subject of this Exchange Offer), and each of the four continues to have our trust preferred securities on a negative ratings watch or have placed those trust preferred securities on negative outlook. Should our Trust Preferred Securities suffer further ratings downgrades, such downgrades could adversely affect the market price for such securities and could negatively impact the value of the affected Trust Preferred Securities that remain outstanding following the Exchange Offer.

Following the Exchange Offer, the Trust Preferred Securities we acquire in the Exchange Offer will be exchanged for a like amount of the Underlying Debentures in accordance with the amended and restated trust agreements governing the KeyCorp Capital Trusts. We will then submit such Underlying Debentures for cancellation by the indenture trustee under the applicable indenture. We currently expect to continue making distributions on the Trust Preferred Securities that are not tendered in the Exchange Offer in accordance with their terms.

Comparison of the Rights of Common Shares and Trust Preferred Securities	There are material differences between the rights of a holder of our Common Shares and a holder of the Trust Preferred Securities. See “Comparison of Rights Between the Trust Preferred Securities and the Common Shares.”

Market Trading	Our Common Shares are traded on the NYSE under the symbol “KEY”. The last reported closing price of our Common Shares on July 1, 2009, the last trading day prior to the date of this Prospectus, was $5.16 per share. We will file an application with the NYSE to list the Common Shares to be issued in the Exchange Offer. The KeyCorp Capital V 5.75% Trust Preferred Securities are listed for trading on the NYSE under the symbol “KEYPrA.” The KeyCorp Capital VI 6.125% Trust Preferred Securities are listed for trading on the NYSE under the symbol “KEYPrB.” The KeyCorp Capital VIII 7.000% Enhanced Trust Preferred Securities are listed for trading on the NYSE under the symbol “KEYPrD.” The KeyCorp Capital IX 6.750% Enhanced Trust Preferred Securities are listed for trading on the NYSE under the symbol “KEYPrE.” The KeyCorp Capital X 8.000% Enhanced Trust Preferred Securities are listed for trading on the NYSE under the symbol “KEYPrF.”

Brokerage Commissions	You will not be required to pay brokerage commissions to the Dealer Managers, the Exchange Agent, the Information Agent or us in connection with the Exchange Offer.

Soliciting Dealer Fee	With respect to any tender in an amount up to $ in aggregate liquidation preference that is accepted in the Exchange Offer, we will pay the relevant eligible soliciting dealer a fee of % on the amount of such tender. See “The Exchange Offer—Soliciting Dealer Fee.”

No Appraisal Rights	You will have no appraisal rights in connection with the Exchange Offer.

Regulatory Approvals	We have obtained the required approval of the Federal Reserve required for the repurchase of the Trust Preferred Securities. No other regulatory approvals are required.

Dealer Managers	Morgan Stanley & Co. Incorporated

(Sole Arranger and Lead Manager)

UBS Securities LLC

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

Information Agent	D.F. King & Co., Inc.

Exchange Agent	Computershare Trust Company, N.A.

RISK FACTORS

You should carefully consider the risks described below and all of the information contained and incorporated by reference in this Prospectus before you decide whether to participate in the Exchange Offer. In particular, you should carefully consider, inter alia, the matters discussed below and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

Risks Related to Possible Future Capital Raises

The U.S. Treasury may require us to raise additional capital that would likely be dilutive to our Common Shares.

In our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, we reported that under the U.S. Treasury’s CAP we were required to participate in the SCAP to determine whether we would be required to raise additional capital. As announced on May 7, 2009, under the SCAP assessment, we are required to increase the amount of our Tier 1 common equity by $1.8 billion within six months. As of July 1, 2009, we believe that we have generated in excess of the $1.8 billion required by the SCAP results. Although we believe that we have now fulfilled the requirement to generate $1.8 billion of additional Tier 1 common equity pursuant to the SCAP, there can be no assurance that our regulators, including the U.S. Treasury and the Federal Reserve, will not conduct additional “stress test” capital assessments such as the SCAP and/or require us to generate additional capital, including Tier 1 common equity, in the future in light of changing economic circumstances. Any additional capital we generate in the future, whether through this Exchange Offer, underwritten offerings of Common Shares or other public or private transactions or through the conversion of our Series B Preferred Stock and the issuance of warrants to the U.S. Treasury, would likely be dilutive to common shareholders and may reduce the market price of our Common Shares.

If so required by our regulators to raise additional capital, we may not be able to raise private (i.e., non-governmental) capital in the amount required or at all, in which event we may be required to raise additional capital through the U.S. Treasury’s CAP.

There can be no assurance that private capital will be available to us on acceptable terms or at all, or that sufficient holders of our trust preferred securities will be willing to exchange such securities (whether in the Exchange Offer contemplated hereby or in such other exchange offers as we may make) for our Common Shares. If we are unable to raise such amount of additional capital required to be raised through private capital transactions, we may be required to obtain capital from the U.S. Treasury by converting our Series B Preferred Stock issued under the CPP to mandatory convertible preferred shares under the CAP. To view the standard CAP term sheet, including a summary of the terms of the securities that the U.S. Treasury receives in connection with any CAP issuance, see www.financialstability.gov.

The issuance of mandatory convertible preferred shares under the CAP would be likely to impose additional conditions and limitations related to executive compensation and corporate governance upon us as well as new public reporting obligations. Many of our competitors would not be subject to these restrictions and would therefore gain a competitive advantage.

Furthermore, the CAP mandatory convertible preferred shares would accrue cumulative dividends at a rate of 9% per annum until their mandatory conversion to Common Shares after seven years or prior redemption. This would represent an increase in dividend payments over the current CPP rate of 5% per annum (for the first five years), which could adversely impact our liquidity, limit our ability to return capital to shareholders and have a material adverse effect on us.

Converting a large amount of our Series B Preferred Stock issued under the CPP to mandatory convertible preferred shares issued under the CAP could result in the U.S. Treasury becoming a significant shareholder of us. Even if the U.S. Treasury does not control a majority of voting power, it may be able to exert significant influence on matters submitted to shareholders for approval, including the election of directors and certain transactions. The U.S. Treasury may also transfer all, or a portion, of its shares to another person or entity and, in the event of such a transfer, that person or entity could become a significant shareholder of us. In addition, any issuance of a large amount of common equity or equity convertible into common to a private investor or group of investors may pose similar risks.

Having a significant shareholder may make some future transactions more difficult or perhaps impossible to complete without the support of such shareholder. The interests of the significant shareholder, may not coincide with our interests or the interests of other shareholders. There can be no assurance that any significant shareholder will exercise its influence in our best interests as opposed to its best interests as a significant shareholder. A significant shareholder may make it difficult to approve certain transactions even if they are supported by the other shareholders, which may have an adverse effect on the market price of our Common Shares.

This Exchange Offer and any future issuances of Common Shares will result in significant dilution to holders of our Common Shares, including participants in the Exchange Offer.

Although not currently contemplated, we may elect in the future to increase further our Tier 1 common equity by exchanging (with the approval of the U.S. Treasury) a number of shares of the Series B Preferred Stock we issued to the U.S. Treasury under the CPP for shares of mandatory convertible preferred stock issued under the CAP, or for Common Shares or another common equivalent security that the U.S. Treasury otherwise agrees to purchase, directly or indirectly. Such an exchange could also involve the issuance of a warrant to the U.S. Treasury to purchase additional Common Shares as contemplated by the published terms of the CAP. In addition, in connection with purchasing the Series B Preferred Stock, pursuant to a Letter Agreement dated November 14, 2008 and the Securities Purchase Agreement—Standard Terms attached thereto, the U.S. Treasury received a warrant to purchase 35,244,361 shares of our Common Shares at an initial per share exercise price of $10.64, subject to adjustment, which expires ten years from the issuance date, and we have agreed to provide the U.S. Treasury with registration rights covering the warrant and the underlying Common Shares. Even if we were to redeem the Series B Preferred Stock there is no assurance that this warrant will be fully retired, and therefore that it will not be exercised, prior to its expiration date. The issuance of additional Common Shares or common equivalent securities in future equity offerings, to the U.S. Treasury under the SCAP or otherwise, or as a result of the exercise of the warrant the U.S. Treasury holds will dilute the ownership interest of our existing common shareholders.

In addition, the terms of the warrant we issued to the U.S. Treasury under the CPP provides that, if we issue Common Shares or securities convertible or exercisable into, or exchangeable for, Common Shares at a price that is less than 90% of the market price of such shares on the last trading day preceding the date of the agreement to sell such shares, the number and the per share price of Common Shares to be purchased pursuant to the warrant will be adjusted pursuant to its terms. We may also choose to issue securities convertible into or exercisable for our Common Shares and such securities may themselves contain anti-dilution provisions. Such anti-dilution adjustment provisions may have a further dilutive effect on other holders of our Common Shares.

There can be no assurances that we will not in the future determine that it is advisable, or that we will not encounter circumstances where we determine it is necessary, to issue additional Common Shares, securities convertible into or exchangeable for Common Shares or common-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. The market price of our Common Shares could decline as a result of this Exchange Offer or other offerings, as well as other sales of a large block of our Common Shares or similar securities in the market thereafter, or the perception that such sales could occur.

We may not be permitted to repurchase the U.S. Treasury’s TARP CPP investment if and when we request approval to do so.

Although we believe that we have generated in excess of the $1.8 billion in additional Tier 1 common equity required by the SCAP, we have not currently requested the approval of the U.S. Treasury to repurchase the Series B Preferred Stock and warrant issued to the U.S. Treasury under the TARP CPP. In order to repurchase one or both of such securities, in whole or in part, we must establish that we have satisfied all of the conditions to repurchase and must obtain the approval of the U.S. Treasury. There can be no assurance that we will be able to repurchase the U.S. Treasury’s TARP investment.

Risks Related to the Market Price and Value of the Common Shares Offered in the Exchange Offer

Although the number of Common Shares offered in the Exchange Offer will be determined, subject to the limitations described herein, based on the Average VWAP of our Common Shares during the five consecutive trading day period ending on and including the Pricing Date, the market price of our Common Shares may fluctuate, and the market price of the Common Shares upon settlement of the Exchange Offer could be less than the Relevant Price.

The number of Common Shares offered for each Trust Preferred Security accepted for exchange will be determined based on the Average VWAP of the Common Shares during the five consecutive trading day period ending on and including the Pricing Date and will not be adjusted regardless of any increase or decrease in the market price of our Common Shares or the Trust Preferred Securities between that date and the settlement date. Therefore, the market price of the Common Shares at the time you receive your Common Shares on the settlement date could be significantly less than the price used to determine the number of Common Shares you will receive. The market price of our Common Shares has recently been subject to significant fluctuations and volatility.

The trading price of our Common Shares may be subject to continued significant fluctuations and volatility.

The market price of our Common Shares could be subject to significant fluctuations due to a change in sentiment in the market regarding our operations or business prospects. Such risks may be affected by:

•	operating results that vary from the expectations of management, securities analysts and investors;

•	developments in our businesses or in the financial sector generally;

•	regulatory changes affecting our industry generally or our businesses and operations;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	changes in the credit, mortgage and real estate markets, including the markets for mortgage-related securities; and

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Stock markets in general and our Common Shares in particular have experienced significant volatility over the past eighteen months, and continue to be experiencing, significant price and volume volatility. As a result, the market price of our Common Shares may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or prospects. Increased volatility could result in a decline in the market price of our Common Shares.

We urge you to obtain current market quotations for our Common Shares when you consider the Exchange Offer.

Risks Related to the Rights of our Common Shares Compared to the Rights of our Debt Obligations and Senior Equity Securities, including the Trust Preferred Securities

All of our debt obligations and our senior equity securities, including our preferred stock and any Trust Preferred Securities and Institutional TRUPS that remain outstanding after the Exchange Offer, the Series A Exchange Offer and the Institutional Exchange Offer, will have priority over our Common Shares with respect to payment in the event of liquidation, dissolution or winding-up and with respect to the payment of dividends.

In any liquidation, dissolution or winding-up of KeyCorp, our Common Shares would rank below all debt claims against us and claims of all of our outstanding shares of preferred stock and other senior equity securities, including the Series A Preferred Stock that is not exchanged for Common Shares in the Series A Exchange Offer or otherwise, the Series B Preferred Stock, any Trust Preferred Securities that are not exchanged for Common Shares in the Exchange Offer and the Institutional TRUPS that are not exchanged for Common Shares in the Institutional Exchange Offer. As a result, holders of our Common Shares, including holders of Trust Preferred Securities whose securities are accepted for exchange in the Exchange Offer, will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding-up of KeyCorp until after all of our obligations to our debt holders have been satisfied and holders of senior equity securities have received any payment or distribution due to them.

Under the terms of our Series A Preferred Stock and Series B Preferred Stock, our ability to declare or pay dividends on or repurchase our Common Shares or other equity or capital securities will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock and Series B Preferred Stock. Our board of directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of the common shareholders. If we issue preferred shares in the future that have a preference over our Common Shares with respect to the payment of dividends or upon liquidation, or if we issue preferred shares with voting rights that dilute the voting power of the Common Shares, the rights of holders of our Common Shares or the market price of our Common Shares could be adversely affected.

Holders of Trust Preferred Securities that participate in the Exchange Offer are giving up their right to future distributions on Trust Preferred Securities.

If you tender your Trust Preferred Securities and your Trust Preferred Securities are accepted by us for exchange in the Exchange Offer, you will be giving up your right to any future distribution payments that are paid on the Trust Preferred Securities.

You may not receive dividends on the Common Shares.

Holders of our Common Shares are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Furthermore, our common shareholders are subject to the prior dividend rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. As of July 1, 2009, there were 5,035,300 shares of our Series A Preferred Stock with a liquidation preference of $100 per share issued and outstanding and 25,000 shares of the Series B Preferred Stock, with a liquidation preference of $100,000 per share, issued and outstanding. In connection with the Series A Exchange Offer, we expect to consummate the exchange of Series A Preferred Stock for our Common Shares on July 6, 2009.

We recently announced our intention to reduce our quarterly dividend to $0.01 per share and do not expect to increase our quarterly dividend above $0.01 for the foreseeable future. We could determine to eliminate our Common Shares dividend altogether. Furthermore, as long as the Series A Preferred Stock and the Series B Preferred Stock are outstanding, dividend payments and repurchases or redemptions relating to certain equity securities, including our Common Shares, are prohibited until all accrued and unpaid dividends are paid on such preferred stock, subject to certain limited exceptions. In addition, prior to November 14, 2011, unless we have redeemed all of the Series B Preferred Stock or the U.S. Treasury has transferred all of the Series B Preferred Stock to third parties, the consent of the U.S. Treasury will be required for us to, among other things, increase our Common Shares dividend above $0.1875 except in limited circumstances. This could adversely affect the market price of our Common Shares. Also, we are a bank holding company and our ability to declare and pay dividends is dependent on certain federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends.

In addition, terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our Common Shares, or purchasing, acquiring, or making a liquidation payment on such stock, if an event of default has occurred and is continuing under the applicable indenture, if we are in default with respect to a guarantee payment under the guarantee of the related trust preferred securities or if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

Offerings of debt or additional trust preferred securities which would be senior to our Common Shares upon liquidation and/or preferred equity securities which may be senior to our Common Shares for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our Common Shares.

We may attempt to increase our capital resources or, if the capital ratios of our banking subsidiary fall below the required minimums, we or our banking subsidiary could be forced to raise additional capital by making additional offerings of debt, trust preferred securities or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities, trust preferred securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Common Shares.

Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our Common Shares, or both. Holders of our Common Shares are not entitled to preemptive rights or other protections against dilution.

Our board of directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our Common Shares with respect to dividends or upon our dissolution, winding-up and liquidation and other terms.

Therefore, if we issue preferred stock in the future that has a preference over our Common Shares with respect to the payment of dividends or upon our liquidation, dissolution, or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Shares, the rights of holders of our Common Shares or the market price of our Common Shares could be adversely affected.

Our articles of incorporation and regulations as well as certain banking laws may have an anti-takeover effect.

Provisions of our articles of incorporation and regulations and certain federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our shareholders. The combination of these provisions may inhibit a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our Common Shares.

Additional Risks Related to the Exchange Offer

We have not obtained a third-party determination that the Exchange Offer is fair to holders of the Trust Preferred Securities.

We are not making a recommendation as to whether you should exchange your Trust Preferred Securities in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the holders of the Trust Preferred Securities for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. You must make your own independent decision regarding your participation in the Exchange Offer.

Failure to complete the Exchange Offer successfully could negatively affect the price of our Common Shares.

Several conditions must be satisfied or waived in order to complete the Exchange Offer, including among others that there has been no change or development that in our reasonable judgment may materially reduce the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects. See “The Exchange Offer—Conditions of the Exchange Offer.” The foregoing conditions may not be satisfied, and if not satisfied or waived, the Exchange Offer may not occur or may be delayed.

If the Exchange Offer is not completed or is delayed, we may be subject to the following material risks:

•	the market price of our Common Shares may decline to the extent that the current market price of our Common Shares reflects a market assumption that the Exchange Offer has been or will be completed;

•

the market price of our Trust Preferred Securities may decline to the extent that the current market price of our Trust Preferred Securities reflects a market assumption that the Exchange Offer has been or will be completed; and

•	we may not be able to increase our Tier 1 common equity by the amount required under SCAP.

Risks Related to Not Participating in the Exchange Offer

If the Exchange Offer is successful, there may no longer be a trading market for the Trust Preferred Securities, the market price for the Trust Preferred Securities may be depressed and there may be a limited trading market for the Trust Preferred Securities.

Depending on the amount of Trust Preferred Securities that are accepted for exchange in the Exchange Offer, the trading market for the Trust Preferred Securities that remain outstanding after the Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the Trust Preferred Securities that remain outstanding following the Exchange Offer. This may also decrease the price and increase the volatility of the trading prices of the affected Trust Preferred Securities that remain outstanding following the Exchange Offer.

Our credit ratings are important in order to maintain our liquidity.

Although our long-term debt is currently rated investment-grade by the major rating agencies, the ratings of our long-term debt (including our trust preferred securities) have recently been downgraded and/or put on negative watch by those major rating agencies. These rating agencies regularly evaluate us and our securities, and their ratings of our long-term debt and other securities are based on a number of factors, including our financial strength, our ability to generate earnings, and other factors some of which are not entirely within our control, such as conditions affecting the financial services industry and the economy generally. In light of the difficulties in the financial services industry, the financial markets, and the economy there can be no assurance that we will maintain our current ratings.

If our securities suffer additional ratings downgrades, such downgrades could adversely affect our access to liquidity and could significantly increase our cost of funds, trigger additional collateral or funding requirements, and decrease the number of investors and counterparties willing to lend to us, thereby curtailing our business operations and reducing our ability to generate income. If there are further downgrades of the credit ratings of our securities, particularly if they are below investment-grade, our business, financial condition, results of operations, and/or access to liquidity and/or credit could be materially and adversely affected.

NON-GAAP FINANCIAL MEASURES

The following table presents computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The tangible common equity ratios have become a focus of some investors and management believes that these ratios may assist investors in analyzing our capital position absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulators have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the SCAP, the banking regulators have also supplemented their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed our capital adequacy using the tangible common equity and/or the Tier 1 common equity measure. Because tangible common equity and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures. Because analysts and banking regulators may assess our capital adequacy using tangible common equity and Tier 1 common equity, we believe that it is useful to provide investors the ability to assess our capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of net risk-weighted assets. Under the risk-based capital framework, a bank’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (net risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by net risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as net risk-weighted assets are calculated consistent with banking regulatory requirements.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, we have procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components and to ensure that our capital performance is properly reflected to facilitate period-to-period comparisons. Although these non-GAAP financial measures are frequently used by investors in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP) and ending assets (GAAP) to ending tangible assets (non-GAAP). It also provides a reconciliation of shareholders’ equity (GAAP) to Tier 1 capital (regulatory) and to Tier 1 common equity (non-GAAP).

	March 31,		December 31,
	2009	2008	2008	2007	2006	2005	2004
(dollars in millions)	(Unaudited)		(Unaudited)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
KeyCorp shareholders’ equity (GAAP)	$9,968	$8,592	$10,480	$7,746	$7,703	$7,598	$7,117
Less: Intangible assets	1,029	1,763	1,266	1,375	1,322	1,480	1,446
Series B Preferred Stock	2,418	—	2,414	—	—	—	—
Series A Preferred Stock	658	—	658	—	—	—	—

Tangible common equity (non-GAAP)	$5,863	$6,829	$6,142	$6,371	$6,381	$6,118	$5,671

Total assets (GAAP)	$97,834	$101,492	$104,531	$98,228	$92,337 (1)	$93,126 (1)	$90,747 (1)
Less: Intangible assets	1,029	1,763	1,266	1,375	1,322	1,480	1,446

Tangible assets (non-GAAP)	$96,805	$99,729	$103,265	$96,853	$91,015	$91,646	$89,301

Tangible common equity to tangible assets ratio (non-GAAP)	6.06%	6.85%	5.95%	6.58%	7.01%	6.68%	6.35%

TIER 1 COMMON EQUITY
KeyCorp shareholders’ equity (GAAP)	$9,968	$8,592	$10,480	$7,746	$7,703	$7,598	$7,117
Qualifying capital securities	2,582	2,759	2,582	1,857	1,792	1,542	1,292
Less: Goodwill	916	1,599	1,138	1,252	1,202	1,355	1,359
Accumulated other comprehensive income (loss)	111	314	76	59	(221)	(80)	(26)
Other assets (2)	184	238	203	197	176	178	132

Total Tier 1 capital (regulatory)	11,339	9,200	11,645	8,095	8,338	7,687	6,944
Less: Qualifying capital securities	2,582	2,759	2,582	1,857	1,792	1,542	1,292
Series B Preferred Stock	2,418	—	2,414	—	—	—	—
Series A Preferred Stock	658	—	658	—	—	—	—

Total Tier 1 common equity (non-GAAP)	$5,681	$6,441	$5,991	$6,238	$6,546	$6,145	$5,652

Net risk-weighted assets (regulatory) (2)	$101,077	$110,437	$106,685	$108,745	$101,135	$101,267	$96,155

Tier 1 common equity ratio (non-GAAP)	5.62%	5.83%	5.62%	5.74%	6.47%	6.07%	5.88%

(1)	Amounts for periods prior to 2007 have not been adjusted to reflect the effect of KeyCorp’s January 1, 2008, adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 39, “Offsetting of Amounts Related to Certain Contracts,” and Staff Position No. FIN 39-1, “Amendment of FASB Interpretation 39.”

(2)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of intangible assets (excluding goodwill) recorded after February 19, 1992, and deductible portions of nonfinancial equity investments.

SELECTED FINANCIAL DATA

Set forth below are highlights from our consolidated financial data as of and for the years ended December 31, 2004 through 2008 and as of and for the quarters ended March 31, 2008 and 2009. You should read this information in conjunction with our consolidated financial statements and related notes included in the Annual Report on Form 10-K for the year ended December 31, 2008 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which are incorporated by reference into this Prospectus and from which this information is derived. For more information, see the section entitled “Where You Can Find More Information”. See “Non-GAAP Financial Measures” for a discussion of our use of non-GAAP financial measures in this Prospectus.

	Three Months Ended March 31,		Year Ended December 31,
(dollars in millions, except share amounts)	2009	2008	2008	2007	2006	2005	2004
For the period
Interest income	$1,032	$1,354	$4,629	$5,644	$5,380	$4,383	$3,562
Interest expense	418	641	2,220	2,875	2,565	1,727	1,106
Net interest income	614	713	2,409	2,769	2,815	2,656	2,456
Provision for loan losses	875	187	1,835	529	150	143	185
Noninterest income(1)	492	530	1,878	2,259	2,159	2,075	1,925
Noninterest expense(1)	973	733	3,578	3,246	3,147	3,053	2,877
(Loss) income from continuing operations before income taxes and cumulative effect of accounting change(1)	(742)	323	(1,126)	1,253	1,677	1,535	1,319
(Loss) income from continuing operations before cumulative effect of accounting change(1)	(498)	219	(1,460)	973	1,227	1,099	914
(Loss) income from discontinued operations, net of taxes	—	—	—	(22)	(143)	39	47
(Loss) income before cumulative effect of accounting change(1)	(498)	219	(1,460)	951	1,084	1,138	961
Net (loss) income attributable to KeyCorp	(488)	218	(1,468)	919	1,055	1,129	954

Amounts attributable to KeyCorp common shareholders
(Loss) income from continuing operations before cumulative effect of accounting change	$(488)	$218	$(1,468)	$941	$1,193	$1,090	$907
(Loss) income from discontinued operations, net of taxes	—	—	—	(22)	(143)	39	47
(Loss) income before cumulative effect of accounting change	(488)	218	(1,468)	919	1,050	1,129	954
Net (loss) income	(536)	218	(1,510)	919	1,055	1,129	954

Per common share
(Loss) income from continuing operations before cumulative effect of accounting change	$(1.09)	$.55	$(3.36)	$2.40	$2.95	$2.67	$2.21
(Loss) income from discontinued operations, net of taxes	—	—	—	(.06)	(.35)	.10	.11
(Loss) income before cumulative effect of accounting change	(1.09)	.55	(3.36)	2.35	2.60	2.76	2.32
Net (loss) income attributable to KeyCorp	(1.09)	.55	(3.36)	2.35	2.61	2.76	2.32
(Loss) income from continuing operations before cumulative effect of accounting change—assuming dilution	(1.09)	.54	(3.36)	2.38	2.91	2.63	2.18
(Loss) income from discontinued operations, net of taxes—assuming dilution	—	—	—	(.05)	(.35)	.09	.11
(Loss) income before cumulative effect of accounting change—assuming dilution	(1.09)	.54	(3.36)	2.32	2.56	2.73	2.30
Net (loss) income attributable to KeyCorp—assuming dilution	(1.09)	.54	(3.36)	2.32	2.57	2.73	2.30
Cash dividends paid	.0625	.375	1.00	1.46	1.38	1.30	1.24
Book value at period end	13.82	21.48	14.97	19.92	19.30	18.69	17.46
Weighted average common shares outstanding (000)	492,813	399,121	450,039	392,013	404,490	408,981	410,585
Weighted average common shares and potential common shares outstanding (000)	492,813	399,769	450,039	395,823	410,222	414,014	415,430

	Three Months Ended March 31,		Year Ended December 31,
(dollars in millions, except per share amounts)	2009	2008	2008	2007	2006	2005	2004

At period end
Loans(2)	$73,703	$76,444	$76,504	$70,823	$65,826	$66,478	$63,372
Earning assets(2)	89,042	89,719	94,020	86,557	80,090	80,143	78,140
Total assets	97,834	101,492	104,531	98,228	92,337	93,126	90,747
Deposits	65,996	64,702	65,260	63,099	59,116	58,765	57,842
Long-term debt	14,978	14,337	14,995	11,957	14,533	13,939	14,846
KeyCorp common shareholders’ equity	6,892	8,592	7,408	7,746	7,703	7,598	7,117
KeyCorp shareholders’ equity	9,968	8,592	10,480	7,746	7,703	7,598	7,117

Performance ratios
From continuing operations:
Return on average total assets	(1.91)%	.85%	(1.41)%	.99%	1.30%	1.24%	1.09%
Return on average common equity	(29.87)	10.38	(18.32)	12.19	15.43	14.88	13.07
Net interest margin (taxable equivalent)	2.77	3.14	2.16	3.46	3.67	3.65	3.62

From consolidated operations:
Return on average total assets	(1.91)%	.85%	(1.41)%	.97%	1.12%	1.24%	1.10%
Return on average common equity	(29.87)	10.38	(18.32)	11.90	13.64	15.42	13.75
Net interest margin (taxable equivalent)	2.77	3.14	2.16	3.46	3.69	3.69	3.63

Capital ratios at period end
KeyCorp shareholders’ equity to assets(2)	10.19%	8.47%	10.03%	7.89%	8.34%	8.16%	7.84%
Tangible KeyCorp shareholders’ equity to tangible assets(2)	9.23	6.85	8.92	6.58	7.01	6.68	6.35
Tangible common equity to tangible assets(2) Tier 1 risk-based capital	6.06 11.22	6.85 8.33	5.95 10.92	6.58 7.44	7.01 8.24	6.68 7.59	6.35 7.22
Total risk-based capital	15.18	12.34	14.82	11.38	12.43	11.47	11.47
Leverage	11.19	9.15	11.05	8.39	8.98	8.53	7.96
Tier 1 common equity	5.62	5.83	5.62	5.74	6.47	6.07	5.88

Asset quality data
Non-performing loans at period end	$1,738	$1,054	$1,225	$687	$215	$277	$308
Non-performing assets at period end	1,997	1,115	1,464	764	273	307	379
Allowance for loan losses at period end	2,186	1,298	1,803	1,200	944	966	1,138
Net loan charge-offs	492	121	1,260	275	170	315	431
Non-performing loans to period-end portfolio loans	2.36%	1.38%	1.60%	.97%	.33%	.42%	.49%
Non-performing assets to period-end portfolio loans plus OREO and other non-performing assets	2.70	1.46	1.91	1.08	.41	.46	.60
Allowance for loan losses to non-performing loans	125.78	123.15	147.18	174.67	439.07	348.74	369.48
Allowance for loan losses to period-end loans	2.97	1.70	2.36	1.69	1.43	1.45	1.80
Net loan charge-offs to average loans from continuing operations	2.65	.67	1.67	.41	.26	.51	.74

(1)

Unaudited. Amounts for periods prior to 2009 have been restated to reflect the adoption of SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51.” Adoption of this guidance did not have a material effect on our financial condition or results of operations.

(2)

Certain financial data for periods prior to 2007 have not been adjusted to reflect the effect of KeyCorp’s January 1, 2008, adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 39, “Offsetting of Amounts Related to Certain Contracts,” and Staff Position No. FIN 39-1, “Amendment of FASB Interpretation 39”.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the Exchange Offer on our financial condition and earnings as of, and for the fiscal year ended, December 31, 2008 and as of, and for the three-month period ended, March 31, 2009.

The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results that would have been realized had the Exchange Offer been completed as of the dates indicated or that will be realized in the future when and if the Exchange Offer is consummated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, our summary historical consolidated financial information included elsewhere in this Prospectus and our historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2009, filed with the SEC, which is incorporated by reference into this Prospectus.

Our unaudited pro forma consolidated balance sheets as of March 31, 2009 have been presented as if the Exchange Offer had been completed on March 31, 2009 and our pro forma consolidated statements of income have been presented as if the Exchange Offer had been completed on January 1, 2008.

For purposes of the pro forma presentations for the year ended December 31, 2008 and period ended March 31, 2009, and as of March 31, 2009, we have assumed that the Average VWAP per share of our Common Shares is $            , which we determined assuming the Pricing Date for the determination of the Average VWAP ended on and included             , 2009.

Unaudited Pro Forma Balance Sheets

We have shown the pro forma impact of a “High Participation Scenario” and a “Low Participation Scenario” with respect to the Exchange Offer prepared using the assumptions set forth below. In both scenarios, we have also reflected under the heading “Subsequent Other Capital Adjustments” the impact of the “At the Market” offering of Common Shares completed on June 2, 2009, the Institutional Exchange Offer and the Series A Exchange Offer (including the expected settlement of both the Institutional Exchange Offer and the Series A Exchange Offer on July 6, 2009) as well as certain privately negotiated exchanges of Series A Preferred Stock. The “High Participation Scenario” assumes the tender of all of the outstanding Trust Preferred Securities and the exchange (after proration, in the case of the Trust Preferred Securities, if any, to ensure compliance with NYSE rules that limit the issuance of Common Shares in certain circumstances without shareholder approval) of such securities for Common Shares. The “Low Participation Scenario” assumes the tender and exchange of 25% of the outstanding Trust Preferred Securities for Common Shares.

There can be no assurances that the foregoing assumptions will be realized in the future, including as to the amounts and percentage of Trust Preferred Securities that will be tendered in the Exchange Offer.

Pro Forma Consolidated Balance Sheet

(Unaudited)

High Participation Scenario

		Adjustments
(in millions)	Actual March 31, 2009	Subsequent Other Capital Adjustments(1)		Trust Preferred Securities Exchange Offer for Common Shares(14)		Pro Forma March 31, 2009
ASSETS
Cash and due from banks	$637	$986	(2)			$
Short-term investments	2,917	2,933	(3)
Trading account assets	1,279
Securities available for sale	8,530	(2,933	)(4)
Held-to-maturity securities	25
Other investments	1,464
Loans, net of unearned income	73,703
Less: Allowance for loan losses	2,186

Net loans	71,517
Loans held for sale	1,124
Premises and equipment	847
Operating lease assets	889
Goodwill	917
Other intangible assets	112
Corporate-owned life insurance	2,994
Derivative assets	1,707
Accrued income and other assets	2,875	(3	)(5)		$(15)

Total assets	$97,834	$983		$		$

LIABILITIES
Total deposits	$65,996					$
Federal funds purchased and securities sold under repo agreements	1,565
Bank notes and other short-term borrowings	2,285
Derivative liabilities	932
Accrued expense and other liabilities	1,904	$35	(6)		$(16)
Long-term debt	14,978	(340	)(7)		(17)

Total liabilities	87,660	(305)

EQUITY
Preferred stock	3,076	$(361	)(8)
Common Shares	584	280	(9)		(9)
Common Stock warrant	87
Capital surplus	2,464	809	(10)		(18)
Retained earnings	6,160	131	(11)		(19)
Treasury Stock, at cost	(2,500)	508	(12)
Accumulated other comprehensive income	97	(79)	(13)

KeyCorp shareholders’ equity	9,968	1,288
Noncontrolling interests	206

Total equity	10,174	1,288

Total liabilities and equity	$97,834	$983		$		$

(1)

Includes Common Shares issued or expected to be issued through July 6, 2009 in our “At the Market” offering, the Series A Exchange Offer and the Institutional Exchange Offer as well as in privately negotiated exchanges of our Series A Preferred Stock as previously announced. Includes the gain recognition from sale of certain assets.

(2)	Represents the net cash proceeds from the newly issued Common Shares in our “At the Market” offering.
(3)	Represents the investment of the cash proceeds from the sale of certain assets.
(4)	Represents the book value of assets sold.
(5)	Represents the amortization of the remaining unamortized debt issuance cost in relation to the Institutional TRUPS.
(6)	Amount of income taxes estimated to be payable upon exchange of the Institutional TRUPS.

(7)	The carrying amount of the Institutional TRUPS assumed to be unchanged, including the estimated adjustment basis related to SFAS No. 133.
(8)

Reduction or expected reduction of preferred stock balance as a result of the Series A Exchange Offer and the exchanges of Series A Preferred Stock for Common Shares in privately negotiated exchanges through July 6, 2009.

(9)	Par value of newly issued Common Shares.
(10)

Additional paid-in capital (“APIC”) in respect of newly issued Common Shares, and comprised of the following amounts: (i) $428,000,000 in respect of exchange of Series A Preferred Stock for newly issued Common Shares, (ii) $183,000,000 in respect of the exchange of Series A Preferred Stock for Common Shares in the Series A Exchange Offer and (iii) $198,000,000 in respect of the exchange of Institutional TRUPS for Common Shares in the Institutional Exchange Offer. In respect of the exchange of Series A Preferred Stock for Common Shares in the Series A Exchange Offer, the amount of APIC is equal to the sum of (a) the value of the excess of the fair value of the Common Shares to be issued upon exchange over the as-converted value of the Series A Preferred Stock tendered in the Series A Exchange Offer and (b) the difference between the carrying amount of the Series A Preferred Stock exchanged and the par value of the Common Shares to be issued. In respect of the exchange of Institutional TRUPS for Common Shares in the Institutional Exchange Offer, the amount of APIC is equal to the excess of the fair value of the Common Shares issued over their par value.

(11)	Represents the excess of the fair value of the Common Shares issued upon exchange over the as-converted value of the Series A Preferred Stock. Includes the gain on the sale of certain assets.
(12)	Represents the cost of treasury shares issued in privately negotiated exchanges of the Series A Preferred Stock as of the date of exchange.
(13)	Represents the reduction of other comprehensive income as a result of the sale of certain assets.
(14)

Assumes 100% participation in this Exchange Offer of the outstanding Trust Preferred Securities, which, based on the NYSE limitations, is prorated to the exchange of     % of the outstanding Trust Preferred Securities (an aggregate liquidation preference of $              million, an exchange value of     % of the liquidation preference, and an Average VWAP of $  , which we determined assuming the Pricing Date for the determination of the Average VWAP was              , 2009.

(15)	Represents the amortization of the remaining unamortized debt issuance cost in relation to the Trust Preferred Securities.
(16)	Amount of income taxes estimated to be payable upon exchange of the Trust Preferred Securities.
(17)	The carrying amount of the Trust Preferred Securities assumed to be unchanged, including the estimated adjustment basis related to SFAS No. 133 hedging.
(18)

APIC in respect of newly issued Common Shares. For Trust Preferred Securities exchanged for Common Shares, the amount of APIC is the excess of the fair value of the Common Shares issued over their par value.

(19)

Excess of the carrying amount of the Trust Preferred Securities to be retired over the fair value of the Common Shares to be issued in the Exchange Offer, net of taxes. This amount will be recorded in the income statement of the period during which the Exchange Offer is consummated.

Pro Forma Consolidated Balance Sheet

(Unaudited)

Low Participation Scenario

		Adjustments
(in millions)	Actual March 31, 2009	Subsequent Other Capital Adjustments(1)		Trust Preferred Securities Exchange Offer for Common Shares(14)		Pro Forma March 31, 2009
ASSETS
Cash and due from banks	$637	$986	(2)			$
Short-term investments	2,917	2,933	(3)
Trading account assets	1,279
Securities available for sale	8,530	(2,933	)(4)
Held-to-maturity securities	25
Other investments	1,464
Loans, net of unearned income	73,703
Less: Allowance for loan losses	2,186

Net loans	71,517
Loans held for sale	1,124
Premises and equipment	847
Operating lease assets	889
Goodwill	917
Other intangible assets	112
Corporate-owned life insurance	2,994
Derivative assets	1,707
Accrued income and other assets	2,875	(3	)(5)		$(15)

Total assets	$97,834	$983		$		$

LIABILITIES
Total deposits	$65,996					$
Federal funds purchased and securities sold under repo agreements	1,565
Bank notes and other short-term borrowings	2,285
Derivative liabilities	932
Accrued expense and other liabilities	1,904	$35	(6)		$(16)
Long-term debt	14,978	(340	)(7)		(17)

Total liabilities	87,660	(305)

EQUITY
Preferred stock	3,076	$(361	)(8)
Common shares	584	280	(9)		(9)
Common Stock warrant	87
Capital surplus	2,464	809	(10)		(18)
Retained earnings	6,160	131	(11)		(19)
Treasury Stock, at cost	(2,500)	508	(12)
Accumulated other comprehensive income	97	(79	)(13)

KeyCorp shareholders’ equity	9,968	1,288
Noncontrolling interests	206

Total equity	10,174	1,288

Total liabilities and equity	$97,834	$983		$		$

(1)

Includes Common Shares issued or expected to be issued through July 6, 2009 in our “At the Market”, the Series A Exchange Offer and the Institutional Exchange Offer offering as well as privately negotiated exchanges of our Series A Preferred Stock as previously announced. Includes the gain recognition from the sale of certain assets.

(2)	Represents the net cash proceeds from the newly issued Common Shares under our “At the Market” offering.
(3)	Represents the investment of the cash proceeds from the sale of certain assets.
(4)	Represents the book value of assets sold.
(5)	Represents the amortization of the remaining unamortized debt issuance cost in relation to the Institutional TRUPS.
(6)	Amount of income taxes estimated to be payable upon exchange of the Institutional TRUPS.

(7)	The carrying amount of the Institutional TRUPS assumed to be unchanged, including the estimated adjustment basis related to SFAS No. 133.
(8)

Reduction or expected reduction of preferred stock balance as a result of the Series A Exchange Offer and exchange of Series A Preferred Stock for Common Shares in privately negotiated exchanges through July 6, 2009.

(9)	Par value of newly issued Common Shares.
(10)

Additional APIC in respect of newly issued Common Shares, and comprised of the following amounts: (i) $428,000,000 in respect of exchanges of Series A Preferred Stock for newly issued Common Shares in privately negotiated exchanges, (ii) $183,000,000 in respect of the exchange of Series A Preferred Stock for Common Shares in the Series A Exchange Offer and (iii) $198,000,000 in respect of the exchange of Institutional TRUPS for Common Shares in the Institutional Exchange Offer. In respect of the exchange of Series A Preferred Stock for Common Shares in the Series A Exchange Offer, the amount of APIC is equal to the sum of (a) the value of the excess of the fair value of the Common Shares to be issued upon exchange over the as-converted value of the Series A Preferred Stock tendered in the Series A Exchange Offer and (b) the difference between the carrying amount of the Series A Preferred Stock exchanged and the par value of the Common Shares to be issued. In respect of the exchange of Institutional TRUPS for Common Shares, the amount of APIC is equal to the excess of the fair value of the Common Shares issued over their par value.

(11)	Represents the excess of the fair value of the Common Shares issued in the exchange over the as-converted value of the Series A Preferred Stock.
(12)	Represents the cost of treasury shares issued in privately negotiated exchanges of Series A Preferred Stock as of the date of exchange.
(13)	Represents the reduction of other comprehensive income as a result of the sale of certain assets.
(14)

Assumes a 25% participation in this Exchange Offer (an aggregate liquidation preference of $       million), an exchange value of     % of the liquidation preference, and an Average VWAP of $       , which we determined assuming the Pricing Date for the determination of the Average VWAP was              , 2009.

(15)	Represents the amortization of the remaining unamortized debt issuance costs in relation to the Trust Preferred Securities.
(16)	Amounts of income taxes estimated to be payable upon the exchange of the Trust Preferred Securities.
(17)	The carrying amount of the Trust Preferred Securities assumed to be exchanged, including the estimated adjustment basis related to SFAS No. 133 hedging.
(18)

APIC in respect of newly issued Common Shares. For Trust Preferred Securities exchanged for Common Shares, the amount of APIC is the excess of the fair value of the Common Shares issued over their par value.

(19)

Excess of the carrying amount of the Trust Preferred Securities to be retired over the fair value of the Common Shares to be issued in the Exchange Offer, net of taxes. This amount will be recorded in the income statement of the period during which the Exchange Offer is consummated.

Pro Forma Earnings Implications

The following presents the pro forma impact of the Exchange Offer on certain statement of income items and earnings per share for the fiscal year ended December 31, 2008 and the three-month period ended March 31, 2009 as if the Exchange Offer had been completed on January 1, 2008 under the “High Participation Scenario” and the “Low Participation Scenario”. In both scenarios, we have also reflected under the heading “Subsequent Other Capital Adjustments” the impact of the “At the Market” offering of Common Shares completed on June 2, 2009, the Institutional Exchange Offer and the Series A Exchange Offer as well as certain privately negotiated exchanges of Series A Preferred Stock.

Pro Forma Earnings Implications

Consolidated Statements of Income

(Unaudited)

High Participation Scenario

	Three Months Ended March 31, 2009						Year Ended December 31, 2008
(dollars in millions, except per share amounts)	Actual	Subsequent Other Capital Adjustments(1)		Trust Preferred Securities Exchange Offer for Common Shares		Pro Forma	Actual	Subsequent Other Capital Adjustments(1)		Trust Preferred Securities Exchange Offer for Common Shares		Pro Forma
INTEREST INCOME
Loans	$895					$	$4,048					$
Securities	109						443
Other interest income	28						138

Total interest income	1,032						4,629
INTEREST EXPENSE
Deposits	300						1,468
Short-term borrowings	7						188
Long-term debt	111	$(2	)(2)		$(6)		564	$(14	)(2)		$(6)

Total interest expense	418	(2)					2,220	(14)

NET INTEREST INCOME	614	2					2,409	14
Provision for loan losses	875						1,835

Net interest (loss) income after provision for loan losses	(261)	2					574	14

NONINTEREST INCOME	492	220	(3)		(7)		1,878	220	(3)		(7)

NONINTEREST EXPENSE	973						3,578

(LOSS) INCOME BEFORE INCOME TAXES	(742)	222					(1,126)	234
Income taxes	(244)	84					334	88

NET (LOSS) INCOME	(498)	138					(1,460)	$146
Less: Net (loss) income attributable to noncontrolling interests	(10)						8

NET (LOSS) INCOME ATTRIBUTABLE TO KEYCORP	$(488)	$138		$		$	$(1,468)	$146		$		$

Net (loss) income attributable to KeyCorp common shareholders	$(536)	$145	(4)	$		$	$(1,510)	$175	(4)	$		$
Per common share:
Net (loss) income attributable to KeyCorp	$(1.09)					$	$(3.36)					$
Net (loss) income attributable to KeyCorp — assuming dilution	$(1.09)					$	$(3.36)
Weighted-average common shares outstanding (000)	492,813	298,379	(5)		(8)		450,039	298,379	(5)		(8)
Weighted-average common shares and potential common shares outstanding (000)	492,813	298,379	(5)		(8)		450,039	298,379	(5)		(8)

(1)

Includes Common Shares issued or expected to be issued through July 6, 2009 in our “At the Market” offering, the Series A Exchange Offer and the Institutional Exchange Offer as well as in privately negotiated exchanges of our Series A Preferred Stock as previously announced. Includes the gain recognition on the sale of certain assets.

(2)	Represents the reduction in interest expense recognized during the respective period related to the Institutional TRUPS.
(3)	Represents the gain on the exchange of the Institutional TRUPS in the Institutional Exchange Offer and the gain on the sale of certain assets.
(4)

Reduction or expected reduction of Preferred Stock dividends as a result of the Series A Exchange Offer and the exchange of Series A Preferred Stock in privately negotiated exchanges through July 6, 2009.

(5)

Represents the increase in Common Shares outstanding due to the “At the Market” offering, the Series A Exchange Offer and the Institutional Exchange Offer as well as privately negotiated exchanges of our Series A Preferred Stock through             , 2009.

(6)	Represents the reduction of interest expense recognized during the respective period related to the Trust Preferred Securities.
(7)

Represents the gain on the exchange of Trust Preferred Securities based on the participation in this Exchange Offer of 100% of the outstanding Trust Preferred Securities which based on NYSE limitations is prorated to     % of the outstanding Trust Preferred Securities (an aggregate liquidation preference of $              million).

(8)

Represents the increase in Common Shares outstanding due to the participation in this Exchange Offer of 100% of the outstanding Trust Preferred Securities which, based upon NYSE limitations, is prorated to     % of the outstanding Trust Preferred Securities (an aggregate liquidation preference of $              million, with an assumed exchange value of     % of the liquidation preference amount and a of $   per share, which we determined assuming the Pricing Date for the determination of the Average VWAP was             , 2009.

Pro Forma Earnings Implications

Consolidated Statements of Income

(Unaudited)

Low Participation Scenario

	Three Months Ended March 31, 2009						Year Ended December 31, 2008
(dollars in millions, except per share amounts)	Actual	Subsequent Other Capital Adjustments(1)		Trust Preferred Securities Exchange Offer for Common Shares		Pro Forma	Actual	Subsequent Other Capital Adjustments(1)		Trust Preferred Securities Exchange Offer for Common Shares		Pro Forma
INTEREST INCOME
Loans	$895					$	$4,048					$
Securities	109						443
Other interest income	28						138

Total interest income	1,032						4,629
INTEREST EXPENSE
Deposits	300						1,468
Short-term borrowings	7						188
Long-term debt	111	$(2	)(2)		$(6)		564	$(14	)(2)		$(6)

Total interest expense	418	(2)					2,220	(14)

NET INTEREST INCOME	614	2					2,409	14
Provision for loan losses	875						1,835

Net interest (loss) income after provision for loan losses	(261)	2					574	14
NONINTEREST INCOME	492	220	(3)		(7)		1,878	220	(3)		(7)
NONINTEREST EXPENSE	973						3,578

(LOSS) INCOME BEFORE INCOME TAXES	(742)	222					(1,126)	234
Income taxes	(244)	84					334	88

NET (LOSS) INCOME	(498)	138					(1,460)	146
Less: Net (loss) income attributable to noncontrolling interests	(10)						8

NET (LOSS) INCOME ATTRIBUTABLE TO KEYCORP	$(488)	$138		$		$	$(1,468)	$146		$		$

Net (loss) income attributable to KeyCorp common shareholders	$(536)	$66	(4)	$		$	$(1,510)	$175	(4)	$		$
Per common share:
Net (loss) income attributable to KeyCorp	$(1.09)					$	$(3.36)					$
Net (loss) income attributable to KeyCorp — assuming dilution	$(1.09)					$	$(3.36)					$
Weighted-average common shares outstanding (000)	492,813	298,379	(5)		(8)		450,039	298,379	(5)		(8)
Weighted-average common shares and potential common shares outstanding (000)	492,813	298,379	(5)		(8)		450,039	298,379	(5)		(8)

(1)

Includes Common Shares issued or expected to be issued through July 6, 2009 in our “At the Market” offering, the Series A Exchange Offer and the Institutional Exchange Offer as well as in privately negotiated exchanges of our Series A Preferred Stock as previously announced. Includes the gain on the sale of certain assets.

(2)	Represents the reduction in interest expense recognized during the respective period related to the Institutional TRUPS.
(3)	Represents the gain on the exchange of the Institutional TRUPS in the Institutional Exchange Offer and the gain on the sale of certain assets.
(4)

Reduction or expected reduction of Preferred Stock dividends as a result of the Series A Exchange Offer and the exchange of Series A Preferred Stock in privately negotiated exchanges through July 6, 2009.

(5)

Represents the increase in Common Shares outstanding due to the “At the Market” offering, the Series A Exchange Offer and the Institutional Exchange Offer as well as privately negotiated exchanges of our Series A Preferred Stock through             , 2009.

(6)	Represents the reduction of interest expense recognized during the respective period related to the exchange in this Exchange Offer of the Trust Preferred Securities.
(7)

Represents the gain on the exchange in this Exchange Offer of 25% of the outstanding Trust Preferred Securities, an assumed Average VWAP of $             per share, which we determined assuming the Pricing Date for the determination of the Average VWAP was             , 2009.

(8)

Represents the increase in Common Shares outstanding due to the exchange in this Exchange Offer of 25% of the outstanding Trust Preferred Securities, with an exchange value of     % of the liquidation preference, and an Average VWAP of $            , which we determined assuming the Pricing Date for the determination of the Average VWAP was             , 2009.

USE OF PROCEEDS

We will not receive any cash proceeds from the Exchange Offer.

CAPITALIZATION

The following table sets forth the carrying amount of our capitalization, as of March 31, 2009, on an actual basis and on a pro forma basis to reflect completion of the Exchange Offer under both the High and Low Participation Scenarios. In both scenarios, we have also reflected under the heading “Subsequent Other Capital Adjustments” the impact of the “At the Market” offering of Common Shares completed on June 2, 2009, the Institutional Exchange Offer and the Series A Exchange Offer as well as certain privately negotiated exchanges of Series A Preferred Stock. This table should be read in conjunction with the information set forth under “Selected Financial Data” and “Unaudited Pro Forma Financial Information” and our consolidated financial statements for the years ended December 31, 2008, 2007 and 2006 and the quarter ended March 31, 2009, which are incorporated by reference into this Prospectus.

Pro Forma Capitalization Table

High Participation Scenario (Unaudited)

		Adjustments
(in millions)	Actual March 31, 2009	Subsequent Other Capital Adjustments	Trust Preferred Securities Exchange Offer for Common Shares	Pro Forma March 31, 2009
Senior notes	$7,857			$
Subordinated notes	6,584	$(340)	$
Federal Home Loan Bank advances	138
Other long-term debt	399

Total long-term debt	$14,978	$(340)	$	$

Preferred stock	$3,076	$(361)		$
Common shares	584	280	$
Common stock warrant	87
Capital surplus	2,464	809
Retained earnings	6,160	131
Treasury stock	(2,500)	508
Accumulated other comprehensive income	97	(79)

KeyCorp shareholders’ equity	$9,968	$1,288	$	$

Pro Forma Capitalization Table

Low Participation Scenario (Unaudited)

		Adjustments
(in millions)	Actual March 31, 2009	Subsequent Other Capital Adjustments	Trust Preferred Securities Exchange Offer for Common Shares	Pro Forma March 31, 2009
Senior notes	$7,857			$
Subordinated notes	6,584	$(340)	$
Federal Home Loan Bank advances	138
Other long-term debt	399

Total long-term debt	$14,978	$(340)	$	$

Preferred stock	$3,076	$(361)		$
Common shares	584	280	$
Common stock warrant	87
Capital surplus	2,464	809
Retained earnings	6,160	131
Treasury stock	(2,500)	508
Accumulated other comprehensive income	97	(79)

KeyCorp shareholders’ equity	$9,968	$1,288	$	$

THE EXCHANGE OFFER

Purpose of the Exchange Offer

As part of the U.S. government’s Financial Stability Plan, on February 25, 2009, the U.S. Treasury announced preliminary details of its Capital Assistance Program, or “CAP”, which is designed to: (i) restore confidence throughout the financial system by ensuring that the largest U.S. banking institutions have sufficient capital to absorb higher than anticipated potential future losses that could occur as a result of a more severe economic environment and (ii) support lending to creditworthy borrowers.

To implement the CAP, the Federal Reserve, the Federal Reserve Banks, the FDIC, and the Office of the Comptroller of the Currency commenced a review, referred to as the SCAP, of the capital of the 19 largest U.S. banking institutions. The SCAP involved a forward-looking capital assessment, or “stress test,” of all domestic bank holding companies, including KeyCorp, with risk-weighted assets of more than $100 billion at December 31, 2008. The SCAP was intended to estimate 2009 and 2010 credit losses, revenues and reserve needs for each of these bank holding companies under a macroeconomic scenario that reflects a consensus expectation for the depth and duration of the recession, and a “more adverse than expected” scenario that reflects the possibility of a longer, more severe recession than the so-called “consensus expectation.” Based on the results of the SCAP review, the regulators made a determination as to the extent to which a bank holding company would need to augment its capital, by raising additional capital, effecting a change in the composition of its capital, or both. The purpose of the SCAP was to ensure that the institutions reviewed have sufficient capital to absorb higher than anticipated potential future losses and remain sufficiently capitalized over the next two years to facilitate lending to creditworthy borrowers should the “more adverse than expected” macroeconomic scenario become a reality.

As announced on May 7, 2009, under the SCAP, our regulators determined that we needed to generate $1.8 billion in additional Tier 1 common equity or contingent common equity (i.e., mandatory convertible preferred shares). As required by the SCAP, we submitted a comprehensive capital plan to the Federal Reserve on June 1, 2009. The capital plan has a number of components, but it primarily requires that we develop an action plan for generating the required amount of additional Tier 1 common equity in order to maintain a Tier 1 risk-based capital ratio of at least 6% and a Tier 1 common equity ratio of at least 4%, in each case under the SCAP’s “more adverse than expected” macroeconomic scenario. The steps outlined in our capital plan include those transactions described below.

On May 11, 2009, we launched a public offering of up to $750 million in aggregate gross proceeds of our Common Shares in an “At the Market” offering and filed a prospectus supplement to our existing automatic shelf registration statement on file with the SEC in connection with such separate offering. On June 2, 2009, we increased the aggregate offering price of the Common Shares that may be sold in the “At the Market” offering from $750 million to $1.0 billion, and completed the offering on the same day by selling all remaining Common Shares available for issuance. Through the “At the Market” offering, we issued 205,438,975 Common Shares for an average price of $4.87 per share and raised a total of $986.38 million in net proceeds.

On June 3, 2009, we launched an offer to exchange up to 143,500,970 of our Common Shares for any and all of the $797,647,000 in aggregate liquidation preference of the outstanding Institutional TRUPS issued in the Institutional Exchange Offer. The Institutional Exchange Offer expired at 11:59 p.m., New York City time, on June 30, 2009. On July 1, 2009, we announced that Institutional TRUPS representing $294,014,000 aggregate liquidation preference were validly tendered and not withdrawn, according to information provided by our exchange agent for the Institutional Exchange Offer. The transaction will result in the issuance of approximately 46.3 million Common Shares. We expect the settlement of the Institutional Exchange Offer to occur on July 6, 2009.

On June 3, 2009, concurrently with the Institutional TRUPS Exchange Offer, we filed a Tender Offer Statement on Schedule TO with the SEC and launched the Series A Exchange Offer of our Common Shares for

any and all outstanding shares of our Series A Preferred Stock. The Series A Exchange Offer expired at 11:59 p.m., New York City time, on June 30, 2009. On July 1, 2009, we announced that approximately 2,130,461 shares of Series A Preferred Stock, representing $213,046,100 aggregate liquidation preference, were validly tendered and not withdrawn, according to information provided by our exchange agent for the Series A Exchange Offer. The transaction will result in the issuance of approximately 29,232,025 Common Shares. We expect the settlement of the Series A Exchange Offer to occur on July 6, 2009.

As of July 1, 2009, we believe we have generated in excess of the required $1.8 billion in additional Tier 1 common equity required under the SCAP through the “At the Market” offering, the Institutional Exchange Offer and the Series A Exchange Offer described above as well as certain privately negotiated exchanges of our Series A Preferred Stock for Common Shares. During the second quarter of 2009, we also engaged in certain asset sales of shorter maturity investment securities in connection with the planned restructuring of our investment portfolio. As of July 1, 2009, we have successfully sold $2.8 billion of securities for a total gain of $126.594 million. Because we believe that through the foregoing actions we have already succeeded in generating in excess of the $1.8 billion in additional Tier 1 common equity required pursuant to the SCAP results, we do not currently intend to consummate any additional asset sales as part of our capital plan or otherwise. However, we are continually evaluating the need for such sales and may initiate one or more such transactions from time to time in response to future capital requirements.

Subject to market conditions, we currently expect to generate additional amounts of Tier 1 common equity capital through this Exchange Offer. We may also, subject to market conditions and other future considerations, consider raising additional amounts of Tier 1 common equity capital through additional offerings of our Common Shares, on a public and/or private basis. The capital issuances resulting from such transactions, if and when consummated, will likely be dilutive to our common shareholders and may affect the market price of our Common Shares. In addition, consistent with the SCAP assessment, our Federal banking regulators are re-emphasizing the importance of a number of risk, capital and liquidity management issues and are requiring us to maintain enhanced internal management processes geared towards achieving and maintaining capital levels that are commensurate with our business activities and risks of all types.

Although we believe that we have fulfilled the requirement to generate $1.8 billion of additional Tier 1 common equity pursuant to the SCAP, we intend to take advantage of current market opportunities and augment our capital base given the current uncertain economic environment. As such, the purpose of this Exchange Offer is to augment our capital beyond the requirements set forth in the SCAP results.

In addition, although not a primary purpose of the Exchange Offer, to the extent that Trust Preferred Securities are tendered and accepted for exchange and are exchanged for Common Shares in the Exchange Offer, we will be relieved from the obligation to make distribution payments on the Trust Preferred Securities so exchanged. Under the High Participation Scenario and Low Participation Scenario described under “Unaudited Pro Forma Financial Information” in this Prospectus and subject to the accompanying assumptions, qualifications and limitations, the Exchange Offer would enable us to retain approximately $             million and $             million on an annual basis, respectively. However, as discussed below under “Dividend Policy”, we do not expect to increase our quarterly dividend above $0.01 per share for the foreseeable future and could further reduce or eliminate the dividend on our Common Shares, and our ability to increase the quarterly dividend above $0.1875 per share prior to November 14, 2011 is subject in certain circumstances to the consent of the U.S. Treasury.

See “Non-GAAP Financial Measures” for a discussion of our use of non-GAAP financial measures in this Prospectus.

Terms of the Exchange Offer

General

We are offering to exchange up to 158,523,108 of our newly issued Common Shares (the “Aggregate Limit”) for any and all of our outstanding Trust Preferred Securities of the series identified on the cover page of this Prospectus, on the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal. You may exchange Trust Preferred Securities in the Exchange Offer only in integral multiples of the $25 liquidation preference of each Trust Preferred Security.

Offer Consideration

For each $25 liquidation preference of Trust Preferred Securities we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of our Common Shares having a value (based on the Relevant Price) equal to the sum of (i) the applicable Exchange Value and (ii) the Early Tender Premium Value, if any. As used in this Prospectus:

•	“Pricing Date” means the second trading day immediately preceding the expiration date, which is currently expected to be , 2009;

•	“Relevant Price” is equal to the Average VWAP of our Common Shares during the five consecutive trading day period ending on and including the Pricing Date;

•	“Average VWAP” during a period means the arithmetic average of VWAP for each trading day during that period; and

•

“VWAP” for any day means the per share volume weighted average price of our Common Shares from 9:30 a.m. to 4:00 p.m., New York City time, on that day as displayed under the heading Bloomberg VWAP on Bloomberg Page KEY <equity> AQR (or its equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume weighted average price is unavailable, the market price of one Common Share on such trading day determined, using a volume weighted average method, by a nationally recognized investment banking firm retained by us for this purpose).

For each $25 liquidation preference of Trust Preferred Securities we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of our Common Shares equal to (i) the sum of (A) the applicable Exchange Value and (B) the Early Tender Premium Value, if any, divided by (ii) the Relevant Price.

We refer to the number of Common Shares we will issue for each $25 liquidation preference of Trust Preferred Securities we accept in the Exchange Offer as the “exchange ratio,” and we will round the exchange ratio for each series of Trust Preferred Securities down to four decimal places.

Depending on the trading price of our Common Shares on the settlement date of the Exchange Offer compared to the Relevant Price described above, the market value of the Common Shares we issue in exchange for each $25 liquidation preference of Trust Preferred Securities we accept for exchange may be less than, equal to or greater than the applicable Exchange Value referred to above.

We will also pay cash for any accrued and unpaid distributions on any Trust Preferred Securities accepted in the Exchange Offer to but excluding the date of settlement of the Exchange Offer.

Throughout the Exchange Offer, the indicative Average VWAP, the resulting indicative Relevant Price and the indicative exchange ratios will be available at http://www.key.com/exchangeoffers and from the

Information Agent at one of its numbers listed on the back cover page of this Prospectus. We will determine the final exchange ratio (both in respect of Trust Preferred Securities tendered during the Early Tender Period and the Final Tender Period) for each series of Trust Preferred Securities by 4:30 p.m., New York City time, on the Pricing Date, and will announce it prior to 9:00 a.m. on the Announcement Date. Unless the expiration date is extended, the Pricing Date and the Announcement Date are currently expected to be             , 2009 and                 , 2009, respectively. The final exchange ratios will also be available by that time at http://www.key.com/exchangeoffers and from the Information Agent.

The following summarizes the exchange ratio information that will be available during the Exchange Offer:

•

By 4:30 p.m., New York City time, on each trading day before the Pricing Date, the web page referred to above will show an indicative exchange ratio for each series of Trust Preferred Securities calculated using VWAP for that day and the preceding two trading days (as though that day were the Pricing Date).

•

During the Pricing Period, the web page referred to above will show indicative exchange ratios for each series of Trust Preferred Securities using cumulative actual trading data. In particular, on each trading day during that five trading day period, indicative ratios will reflect the arithmetic average of VWAP on the preceding trading days in that five trading day period.

•

We will announce the final exchange ratio (both for the Early Tender Period and the Final Tender Period) for each series of Trust Preferred Securities by 9:00 a.m., New York City time, on the Announcement Date, and those final exchange ratios will also be available by that time at http://www.key.com/exchangeoffers.

•

At any time during the Exchange Offer, you may also contact the Information Agent to obtain the indicative Average VWAP, the resulting indicative Relevant Price and the indicative exchange ratios (and, once it is determined, the final exchange ratio (in respect of Trust Preferred Securities tendered during the Early Tender Period and the Final Tender Period) for each series of Trust Preferred Securities) at its toll-free number provided on the back cover page of this Prospectus.

Proration

In order to assure compliance with NYSE rules, we will issue no more than 158,523,108 of our Common Shares in the Exchange Offer. If, upon expiration of the Exchange Offer, holders of Trust Preferred Securities have validly tendered more Trust Preferred Securities than we are able to accept for exchange consistent with this limit, we will accept for exchange the maximum number of Trust Preferred Securities that we are able to accept consistent with this limit. In that case, we will determine for each series of Trust Preferred Securities the Trust Preferred Securities that we accept on a pro rata basis (based on the aggregate number of Trust Preferred Securities validly tendered by each tendering holder and accepted by us as compared to the aggregate number of Trust Preferred Securities validly tendered by all tendering holders). In the event that proration of Trust Preferred Securities is required, we will determine the final proration factor and announce the results of proration in a press release, promptly after the Expiration Date. This information will also be available from the Information Agent after final determination. In applying the proration factor, we will multiply the amount of each tender of Trust Preferred Securities by the proration factor and round the resulting amount down to the nearest increment of $25.00.

The following table shows the percentage of tendered Trust Preferred Securities that will be accepted at various assumed levels for Average VWAP in two scenarios: (i) 50% of each series of the Trust Preferred Securities tendered and (ii) 100% of each series of the Trust Preferred Securities tendered.

Assumed Average VWAP	Relevant Price	Exchange Ratio per $25 Liquidation Preference	% Accepted if 50% Tender	% Accepted if 100% Tender

For the purposes of the above table, the Trust Preferred Securities are assumed to have been tendered on or prior to the Early Tender Premium Deadline, and the Exchange Ratio is assumed to be the same for each series of Trust Preferred Securities. The total Exchange Value applied for each series of the Trust Preferred Securities is assumed to be $             per $25 liquidation preference. You should refer to the Exchange Offer website at http://www.key.com/exchangeoffers for the actual final exchange ratios applicable to each series of tendered Trust Preferred Securities during the Early Tender Period and the Final Tender Period.

For example, we will reach the maximum Common Share issuance limitation and begin to prorate acceptances from each tendering holder if Average VWAP is at or below $             and             % or more of the Trust Preferred Securities are tendered.

As noted above, we will announce the proration factor by press release as promptly as practicable after the expiration date. This information will also be available from the Information Agent after the final determination. Any Trust Preferred Securities not accepted for exchange in the Exchange Offer as a result of proration will be returned to the tendering holders promptly after the expiration or termination of the Exchange Offer as applicable.

Conditions of the Exchange Offer

We will not be required to accept for exchange or to issue Common Shares in respect of any Trust Preferred Securities tendered pursuant to the Exchange Offer, and we may terminate, extend or amend the Exchange Offer and may (subject to Rule 14e-1 under the Exchange Act), postpone the acceptance for exchange of, and issuance of Common Shares in respect of, any Trust Preferred Securities so tendered in the Exchange Offer, unless each of the following conditions are satisfied:

•

there shall not have been any change or development that in our reasonable judgment materially reduces the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects;

•

there shall not have been instituted or threatened in writing any action, proceeding or investigation by or before any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality (including the Federal Reserve), that relates in any manner to the Exchange Offer and that in our reasonable judgment makes it advisable to us to terminate the Exchange Offer;

•	there shall not have occurred:

•	any general suspension of or limitation on prices for trading in securities in the United States securities or financial markets;

•	any disruption in the trading of our Common Shares;

•	a declaration of a banking moratorium or any suspension of payments with respect to banks in the United States;

•

a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens; and

•

the registration statement of which this Prospectus forms a part shall have become effective, no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to our knowledge, shall be contemplated or threatened by the SEC.

We expressly reserve the right to amend or terminate the Exchange Offer and to reject for exchange any Trust Preferred Securities not previously accepted for exchange, if any of the conditions to the Exchange Offer specified above are not satisfied. In addition, we expressly reserve the right, at any time or at various times, to waive any conditions to the Exchange Offer, in whole or in part, except as to the requirement that the registration statement be declared effective, which condition we will not waive. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely press release.

Benefit of Conditions

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them, or waive them in whole or in part, at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

These conditions to the Exchange Offer, other than those dependent upon the receipt of any governmental approvals necessary to consummate the Exchange Offer, must be satisfied or waived by us on or prior to the expiration date.

Expiration Date; Extension; Termination; Amendment

The Exchange Offer will expire at 11:59 p.m., New York City time, on             , 2009, unless extended or earlier terminated by us. The Exchange Offer period will have two parts, the “Early Tender Period” and the “Final Tender Period.” The Early Tender Period will begin on the date the Exchange Offer commences and will expire on the Early Tender Premium Deadline. The Final Tender Period will begin on the day immediately following the Early Tender Premium Deadline and end on the expiration date of the Exchange Offer. If you tender your Trust Preferred Securities on or prior to the Early Tender Premium Deadline, you will be entitled to receive a number of Common Shares per $25 liquidation preference with a value (based on the Relevant Price) equal to the sum of (i) the applicable Exchange Value and (ii) the Early Tender Premium Value, in each case, as set forth in the table on the front cover of this Prospectus. If you tender Trust Preferred Securities during the Final Tender Period, you will be entitled to receive a number of Common Shares per $25 liquidation preference with a value (based on the Relevant Price) equal only to the applicable Exchange Value for your Trust Preferred Securities as set forth in the table on the front cover of this Prospectus.

We reserve the right to extend the period of time that the Exchange Offer is open, and, if we elect to extend the Exchange Offer, to delay acceptance for exchange of the Trust Preferred Securities tendered in the Exchange

Offer, by giving oral or written notice to the Exchange Agent and by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Trust Preferred Securities you have previously tendered in the Exchange Offer will remain subject to the Exchange Offer and subject to your right to withdraw in accordance with the Exchange Offer.

We reserve the right, regardless of whether or not the conditions to the Exchange Offer have been satisfied but subject to applicable law, to terminate the Exchange Offer prior to the time it expires or to amend it in any respect. If we terminate or amend the Exchange Offer, we will notify the Exchange Agent by oral or written notice and will issue a timely public announcement regarding the termination or amendment. Upon termination of the Exchange Offer for any reason, any Trust Preferred Securities previously tendered in the Exchange Offer will be promptly returned to the tendering holders.

If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the change or waiver, and extend the Exchange Offer, if required by law, so that the Exchange Offer remains open a minimum of five business days from the date we disseminate that disclosure.

If we make a change in the manner of calculating the exchange ratios for each series of Trust Preferred Securities, we will promptly disseminate disclosure regarding the change and extend the Exchange Offer, if required by law, so that the Exchange Offer remains open a minimum of ten business days from the date we disseminate that disclosure.

Fractional Shares

We will not issue fractional Common Shares in the Exchange Offer. Instead, the number of our Common Shares received by each registered holder whose Trust Preferred Securities are accepted for exchange in the Exchange Offer will be rounded down to the nearest whole number.

Procedures for Participating in the Exchange Offer

Procedures for Tendering Trust Preferred Securities

All of the Trust Preferred Securities were issued in book-entry form, and all of the Trust Preferred Securities are currently represented by one or more global certificates held for the account of DTC. If you desire to tender Trust Preferred Securities, you may transfer such Trust Preferred Securities through DTC’s ATOP, following the procedures set forth below. Alternatively, you may complete and sign the accompanying Letter of Transmittal in accordance with the instructions set forth therein, have the signature thereon guaranteed, if required, and send or deliver the manually signed Letter of Transmittal, together with any required documents, to the Exchange Agent at its address set forth in the Letter of Transmittal.

How to Tender If You Are a Beneficial Owner But Not a DTC Participant

Any beneficial owner whose Trust Preferred Securities are held of record by a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Trust Preferred Securities should contact such nominee promptly and instruct such nominee to tender Trust Preferred Securities on such owner’s behalf. In some cases, the nominee may request submission of such instructions on a Beneficial Owner’s Instruction Form. Please check with your nominee to determine the procedures for such form. If you hold your Trust Preferred Securities through a broker, dealer, commercial bank, trust company or other nominee, you should consider that such entity may require you to take action with respect to the Exchange Offer a number of days before the expiration date in order for such entity to tender Trust Preferred Securities on your behalf on or prior to the expiration date.

How to Tender If You Are a DTC Participant

To participate in the offer, a DTC participant must:

•	comply with the ATOP procedures of DTC described below; or

•

(i) complete and sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal; (ii) have the signature on the Letter of Transmittal guaranteed if the Letter of Transmittal so requires; and (iii) mail or deliver the Letter of Transmittal or facsimile thereof to the Exchange Agent prior to the expiration date.

In addition, either:

•	the Exchange Agent must receive, prior to the expiration date, a properly transmitted Agent’s Message; or

•

the Exchange Agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such Securities into the Exchange Agent’s account at DTC according to the procedure for book-entry transfer described below, the Letter of Transmittal and any other documents required by the Letter of Transmittal.

Tenders of Trust Preferred Securities pursuant to the procedures described above, and acceptance thereof by us, will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the Exchange Offer, which agreement will be governed by the laws of the State of New York.

No documents should be sent to us, the Lead Manager, any other Dealer Manager or the Information Agent. Delivery of a Letter of Transmittal or an Agent’s Message transmitted through ATOP is at the election and risk of the person delivering or transmitting, and delivery will be deemed made only when actually received by the Exchange Agent.

By tendering Trust Preferred Securities pursuant to the Exchange Offer, you will be deemed to have agreed that the delivery and surrender of the Trust Preferred Securities is not effective, and the risk of loss of the Trust Preferred Securities does not pass to the Exchange Agent, until receipt by the Exchange Agent of the items listed above together with all accompanying evidences of authority and any other required documents in form satisfactory to us. In all cases, you should allow sufficient time to assure delivery to the Exchange Agent on or prior to the expiration date.

By tendering Trust Preferred Securities pursuant to the Exchange Offer, you will be deemed to have made the representations and warranties set forth in the Letter of Transmittal, including that you have full power and authority to tender, sell, assign and transfer the Trust Preferred Securities tendered thereby and that when such Trust Preferred Securities are accepted for purchase by us, we will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. You will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by us to be necessary or desirable to complete the sale, assignment and transfer of the Trust Preferred Securities tendered thereby.

We have not provided guaranteed delivery provisions in connection with the Exchange Offer. You must tender your Trust Preferred Securities in accordance with the procedures set forth herein.

Tendering Through DTC’s ATOP

The Exchange Agent will establish an account at DTC with respect to the Trust Preferred Securities for purposes of the Exchange Offer, and any financial institution that is a DTC participant may make book-entry delivery of eligible Trust Preferred Securities by causing DTC to transfer such Trust Preferred Securities into the Exchange Agent’s account in accordance with DTC’s procedures for such transfer.

The Exchange Agent and DTC have confirmed that Trust Preferred Securities held in book-entry form through DTC that are to be tendered in the Exchange Offer are eligible for ATOP. To effectively tender Trust Preferred Securities eligible for ATOP that are held through DTC, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an Agent’s Message to the Exchange Agent for its acceptance. The confirmation of a book-entry transfer into the Exchange Agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the DTC participant described in such Agent’s Message, stating that such participant has received and agrees to be bound by the terms and conditions of the Exchange Offer as set forth in this Prospectus and the Letter of Transmittal and that we may enforce such agreement against such participant.

If you desire to tender your Trust Preferred Securities on the expiration date through ATOP, you should note that you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.

Signature Guarantees

All signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”) unless the Trust Preferred Securities tendered or withdrawn, as the case may be, pursuant thereto are tendered (i) by the DTC participant whose name appears on a security position listing as the owner of Trust Preferred Securities who has not completed the box entitled Special Payment Instructions or Special Delivery Instructions on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of Financial Industry Regulatory Authority, Inc. or a commercial bank, trust company or other nominee having an office or correspondent in the United States. If Trust Preferred Securities are registered in the name of a person other than the signer of a Letter of Transmittal or a notice of withdrawal, as the case may be, or if delivery of the Common Shares is to be made or tendered Trust Preferred Securities that are not accepted are to be returned to a person other than the holder, then the signature on the Letter of Transmittal accompanying the tendered Trust Preferred Securities must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders and withdrawals of Trust Preferred Securities will be determined by us, the determination of which shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. We reserve the absolute right to reject any or all tenders of Trust Preferred Securities that are not in proper form or the acceptance of which would, in our opinion, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Trust Preferred Securities. A waiver of any defect of irregularity with respect to the tender of one Trust Preferred Security shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Trust Preferred Securities except to the extent we may otherwise so provide. Our interpretations of the terms and conditions of the Exchange Offer will be final and binding. Tenders of Trust Preferred Securities shall not be deemed to have been made until any defects or irregularities have been waived by us or cured. None of us, the trustee, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Trust Preferred Securities, or will incur any liability to you for failure to give any such notice.

Compliance with “Short Tendering” Rule

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender Trust Preferred Securities for such person’s own account unless the person so tendering (i) has a net long position equal to or greater than the aggregate principal amount of the Trust Preferred Securities being tendered and (ii) will cause such Trust Preferred Securities to be delivered in accordance with the terms of the Exchange Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

A tender of Trust Preferred Securities in response to the Exchange Offer under any of the procedures described above will constitute a binding agreement between the tendering holder and us with respect to the Exchange Offer upon the terms and subject to the conditions of the Exchange Offer, including the tendering holder’s acceptance of the terms and conditions of the Exchange Offer, as well as the tendering holder’s representation and warranty that (i) such holder has a net long position in the Trust Preferred Securities being tendered pursuant to the Exchange Offer within the meaning of Rule 14e-4 under the Exchange Act and (ii) the tender of such Trust Preferred Securities complies with Rule 14e-4.

Acceptance of Trust Preferred Securities for Purchase; Delivery of Common Shares

Upon the terms and subject to the conditions of the Exchange Offer, we will accept for exchange and promptly deliver Common Shares in exchange for validly tendered Trust Preferred Securities that were not validly withdrawn pursuant to the Exchange Offer. Valid tenders of the Trust Preferred Securities pursuant to the Exchange Offer will be accepted only in liquidation preferences of $25 or integral multiples thereof.

For purposes of the Exchange Offer, we will be deemed to have accepted Trust Preferred Securities for exchange if, as and when we give oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent.

With respect to tendered Trust Preferred Securities that are to be returned to holders, such Trust Preferred Securities will be credited to the account maintained at DTC from which such Trust Preferred Securities were delivered, returned in accordance with such procedures after the expiration or termination of the Exchange Offer, unless other instructions were given by the holder in the Letter of Transmittal or to the book-entry transfer facility.

We will deliver Common Shares in exchange for and pay accrued distributions on Trust Preferred Securities accepted for exchange in the Exchange Offer by issuing the Common Shares and paying such accrued distributions on the Settlement Date to the Exchange Agent, which will act as your agent for the purpose of receiving the Common Shares and accrued distributions and transmitting the Common Shares and accrued distributions to you. Tendering holders of the Trust Preferred Securities should indicate in the applicable box in the Letter of Transmittal or to the book-entry transfer facility in the case of holders who electronically transmit their acceptance through ATOP the name and address to which delivery of the Common Shares and payment of accrued distributions on the Trust Preferred Securities accepted for exchange is to be sent, if different from the name and address of the person signing the Letter of Transmittal or transmitting such acceptance through ATOP.

We expressly reserve the right, subject to applicable law, to (i) delay acceptance for exchange of Trust Preferred Securities tendered under any of the Exchange Offer or the delivery of Common Shares in exchange for the Trust Preferred Securities accepted for purchase (subject to Rule 14e-1 under the Exchange Act, which requires that we pay the consideration offered or return the Trust Preferred Securities deposited by or on behalf of the holders promptly after the termination or withdrawal of any of the Exchange Offer) or (ii) terminate the Exchange Offer at any time.

If, for any reason, acceptance for exchange of validly tendered Trust Preferred Securities pursuant to the Exchange Offer is delayed, or we are unable to accept for exchange validly tendered Trust Preferred Securities pursuant to the Exchange Offer, then the Exchange Agent may, nevertheless, on behalf of us, retain (subject to Rule 14e-1 under the Exchange Act described above) tendered Trust Preferred Securities, without prejudice to our rights described under “—Expiration Date; Extension; Termination; Amendment” and “—Conditions of the Exchange Offer” above and “—Withdrawal of Tenders” below.

You will not be obliged to pay brokerage commissions or fees to the Dealer Managers, the Exchange Agent, the Information Agent or us with respect to the Exchange Offer.

We will pay all transfer taxes applicable to the purchase and transfer of Trust Preferred Securities pursuant to the Exchange Offer, except if the delivery of the Common Shares and payment of accrued distributions is being made to, or if Trust Preferred Securities not tendered or not accepted for payment are registered in the name of, any person other than the holder of Trust Preferred Securities tendered thereby or Trust Preferred Securities are credited in the name of any person other than the person(s) signing the accompanying Letter of Transmittal or electronically transmitting acceptance through ATOP, as applicable; then, in such event, delivery and payment shall not be made unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

We will not be liable for any interest as a result of a delay by the Exchange Agent or DTC in distributing the consideration for the Exchange Offer.

Withdrawal of Tenders

You may withdraw your tender of Trust Preferred Securities at any time prior to the expiration date. You may only withdraw your tender of Trust Preferred Securities after the expiration date as permitted by law.

For a withdrawal of a tender of Trust Preferred Securities to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at or prior to the expiration date, by mail, fax or hand delivery or by a properly transmitted “Request Message” through ATOP. Any such notice of withdrawal must:

•

specify the name of the person who tendered the Trust Preferred Securities to be withdrawn and the name of the DTC participant whose name appears on the security position listing as the owner of such Trust Preferred Securities, if different from that of the person who deposited the Trust Preferred Securities;

•	contain the aggregate liquidation preference represented by the Trust Preferred Securities to be withdrawn;

•	unless transmitted through ATOP, be signed by the holder thereof in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantee(s); and

•

if the Letter of Transmittal was executed by a person other than the DTC participant whose name appears on a security position listing as the owner of Trust Preferred Securities, be accompanied by a properly completed irrevocable proxy that authorized such person to effect such withdrawal on behalf of such holder.

Withdrawal of Trust Preferred Securities can only be accomplished in accordance with the foregoing procedures.

Holders may not rescind their valid withdrawals of tendered Trust Preferred Securities. However, Trust Preferred Securities validly withdrawn may thereafter be retendered at any time at or prior to the expiration date by following the procedures described under “—Procedures for Participating in the Exchange Offer.”

All questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender will be determined by us, which determination shall be final and binding. We reserve the absolute right to reject any or all attempted withdrawals of Trust Preferred Securities that are not in proper form or the acceptance of which would, in our opinion, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of a withdrawal as to particular Trust Preferred Securities. A waiver of any defect or irregularity with respect to the withdrawal of one Trust Preferred Security shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other Trust Preferred Securities except to the extent we may otherwise so provide. Withdrawals of Trust Preferred Securities shall not be deemed to have been made until any defects or irregularities have been waived by us or cured. None of us, the trustees of the KeyCorp Capital Trusts, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Return of Unaccepted Trust Preferred Securities

Any tendered Trust Preferred Securities that are not accepted for exchange will be returned without expense to the tendering holder. Such Trust Preferred Securities will be credited to the account maintained at DTC from which they were delivered and returned promptly after the expiration or termination of the Exchange Offer.

Security Ownership

Neither we nor, to the best of our knowledge, any of our executive officers, directors, affiliates or subsidiaries nor, to the best of our knowledge, any of our subsidiaries’ directors or executive officers, nor any associates or subsidiaries of any of the foregoing, (i) owns any Trust Preferred Securities or (ii) has effected any transactions involving the Trust Preferred Securities during the 60 days prior to the date of this Prospectus.

Consequences of Failure to Exchange Trust Preferred Securities

Depending on the amount of Trust Preferred Securities that are accepted for exchange in the Exchange Offer, the trading market for the Trust Preferred Securities that remain outstanding after the Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the Trust Preferred Securities that remain outstanding following the Exchange Offer.

Following the Exchange Offer, the Trust Preferred Securities we acquire in the Exchange Offer will be exchanged for a like amount of the Underlying Debentures in accordance with the amended and restated trust agreements governing the KeyCorp Capital Trusts. We will then submit such Underlying Debentures for cancellation to the indenture trustee under the applicable indenture. We currently expect to continue making distributions on the Trust Preferred Securities that are not tendered in the Exchange Offer in accordance with their terms.

No Appraisal Rights

No appraisal or dissenters’ rights are available to holders of Trust Preferred Securities under applicable law in connection with the Exchange Offer.

Accounting Treatment

With respect to Trust Preferred Securities exchanged for Common Shares, we will derecognize the carrying amount of the Underlying Debentures, which we currently record as long-term debt. The Common Shares issued will be recorded at their par amount. The excess of the Common Shares’ fair value over their par amount will be recorded in capital surplus. The excess of the net carrying amount of the Trust Preferred Securities exchanged over the fair value of the Common Shares issued will be recorded in the current earnings of the period during which the transaction will occur.

Subsequent Repurchases

Following completion of the Exchange Offer, we may repurchase additional Trust Preferred Securities in the open market, in privately negotiated transactions or otherwise. Future purchases of Trust Preferred Securities may be on terms that are more or less favorable than those of the Exchange Offer. Future repurchases, if any, will depend on many factors, including market conditions and the condition of our business.

Exchange Agent

Computershare Trust Company, N.A. will serve as the Exchange Agent for the Exchange Offer. Letters of Transmittal and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Trust Preferred Securities, or a beneficial owner’s bank, broker, custodian or other nominee, to the Exchange Agent at the address listed on the back cover page of this Prospectus. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Information Agent

D.F. King & Co., Inc. will serve as the Information Agent for the Exchange Offer. Questions concerning the terms of the Exchange Offer or tender procedures and requests for additional copies of this Prospectus or the Letter of Transmittal should be directed to the Information Agent at its address and telephone number listed on the back cover page of this Prospectus. Holders of Trust Preferred Securities may also contact their bank, broker, custodian, or other nominee concerning the Exchange Offer. We will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Dealer Managers

Morgan Stanley & Co. Incorporated (“Morgan Stanley”), as Sole Arranger and Lead Manager, UBS Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as Dealer Managers for this Exchange Offer. In such capacity, the Dealer Managers will perform services customarily provided by investment banking firms acting as dealer manager of exchange offers of a like nature, including soliciting tenders of Trust Preferred Securities pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with banks, brokers, custodians, nominees and other persons, including holders of Trust Preferred Securities. We will pay the Dealer Managers reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses. We have also agreed to indemnify the Dealer Managers and their affiliates against certain liabilities in connection with their services, including liabilities under the federal securities laws.

We have also agreed with the Dealer Managers that, during the period beginning on the commencement date of this Exchange Offer and continuing to and including the expiration date, we will not, without the consent of Morgan Stanley, as representative of the Dealer Managers, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares or warrants or other rights to purchase Common Shares or any other of our securities substantially similar to the Common Shares, except for (i) any Common Shares issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (ii) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company or (iii) any Common Shares issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company.

At any given time, the Dealer Managers may trade in the Trust Preferred Securities or other of our securities for their own account or for the accounts of customers, and accordingly, may hold a long or a short position in the Trust Preferred Securities or such other securities.

The Dealer Managers have provided in the past and/or is currently providing other investment and commercial banking and financial advisory services to us. The Dealer Managers and their respective affiliates may in the future provide various investment and commercial banking and other services to us for which they would receive customary compensation.

Brokerage Commissions

Holders that tender their Trust Preferred Securities to the Exchange Agent do not have to pay a brokerage fee or commission to us or the Exchange Agent. However, if a tendering holder handles the transaction through its bank, broker, custodian or nominee, that holder may be required to pay that bank, broker, custodian or nominee brokerage fees or commissions.

Soliciting Dealer Fee

With respect to any tender in an amount up to $             in aggregate liquidation preference that is accepted in the Exchange Offer, we will pay the relevant eligible soliciting dealer a fee of         % on the amount of such tender (the “Soliciting Dealer Fee”). In order to be eligible to receive the Soliciting Dealer Fee, a properly completed soliciting dealer form, which is included in the documentation accompanying the letter of transmittal must be received by the Exchange Agent prior to the expiration date. We will, in our sole discretion, determine whether a broker has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders). Other than the foregoing, no fees or commissions have been or will be paid by us to any broker, dealer or other person, other than the Dealer Managers, the Information Agent and the Exchange Agent, in connection with the Exchange Offer.

A soliciting dealer is a retail broker designated in the soliciting dealer form and is:

•	a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA; or

•	a bank or trust company located in the United States.

Soliciting dealers will include any of the organizations described above even when the activities of such organization in connection with the Exchange Offer consist solely of forwarding to clients materials relating to the Exchange Offer and tendering Trust Preferred Securities as directed by beneficial owners thereof. Each soliciting dealer will confirm that each holder of Subject Securities that it solicits has received a copy of this document and the proxy statements relating to the Proposals, or concurrently with such solicitation provide the holder with a copy of this document and such proxy statements. No soliciting dealer is required to make any recommendation to holders of Trust Preferred Securities as to whether to tender or refrain from tendering in the Exchange Offer. No assumption is made, in making payment to any soliciting dealer, that its activities in connection with the Exchange Offer included any activities other than those described in this paragraph. For all purposes noted in materials relating to the Exchange Offer, the term “solicit” shall be deemed to mean no more than “processing Trust Preferred Securities tendered” or “forwarding to customers material regarding the Exchange Offer.”

Fees and Expenses

We will bear the expenses of soliciting tenders of Trust Preferred Securities. The principal solicitation is being made by mail. Additional solicitation may, however, be made by e-mail, facsimile transmission, and telephone or in person by our officers and other employees and those of our affiliates and others acting on our behalf.

No Recommendation

None of KeyCorp, the trustees of the KeyCorp Capital Trusts, the Dealer Managers, the Exchange Agent or the Information Agent are making a recommendation as to whether you should exchange your Trust Preferred Securities in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the holders of the Trust Preferred Securities for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. The value of the Common Shares we will issue in the Exchange Offer may not equal or exceed the value of the Trust Preferred Securities tendered. You must make your own independent decision regarding your participation in the Exchange Offer.

Certain Matters Relating to Non-U.S. Jurisdictions

This Prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy or sell shares of Trust Preferred Securities or Common Shares in any jurisdiction in which the Exchange Offer is not permitted. We are not aware of any jurisdiction where the making of the Exchange Offer or its acceptance would not be legal. If we learn of any jurisdiction in which making the Exchange Offer or its acceptance would not be permitted, we intend to make a good-faith effort to comply with the relevant law in order to enable the offer and acceptance to be permitted. If, after such good-faith effort, we cannot comply with such law, we will determine whether the Exchange Offer will be made to and whether tenders will be accepted from or on behalf of persons who are holders of Trust Preferred Securities residing in the jurisdiction.

Although we will mail this Prospectus to holders of the Trust Preferred Securities to the extent required by U.S. law, this Prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy or exchange securities in any jurisdiction in which such offer, sale, purchase or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. We have not taken any action under those non-U.S. regulations to facilitate a public offer to exchange outside the United States. Therefore, the ability of any non-U.S. person to tender Trust Preferred Securities in the Exchange Offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the Exchange Offer without the need for us to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. holders should consult their advisors in considering whether they may participate in the Exchange Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the Common Shares that may apply in their home countries. Neither we nor the Dealer Managers can provide any assurance about whether such limitations may exist. By signing or being deemed to sign the Letter of Transmittal, you are representing that if you are located outside the United States the offer to you and your acceptance of it does not contravene the applicable laws where you are located.

DIVIDEND POLICY

The amount of future dividends on our Common Shares will depend on earnings, financial condition, capital requirements and other factors, and will generally be determined by our board of directors on a quarterly basis.

To maintain a strong capital base, our board of directors has expressed its intention to reduce the quarterly dividend on our Common Shares to $0.01 per share from $0.0625, commencing in the second quarter of 2009, an action that will permit us to retain approximately $100 million of capital on an annual basis.

The Federal Reserve requires bank holding companies such as KeyCorp to act as a source of financial strength to their subsidiary banks. Accordingly, we are required to inform and consult with the Federal Reserve before paying dividends that could raise safety and soundness concerns. Due to the challenges presented by the current economic and regulatory environment, we do not expect to increase our quarterly dividend above $0.01 for the foreseeable future and could further reduce or eliminate our Common Shares dividend. In any event, due to our participation in the CPP, prior to November 14, 2011, unless we have redeemed all of the Series B Preferred Stock or the U.S. Treasury has transferred all of the Series B Preferred Stock to third parties, the consent of the U.S. Treasury would be required for us to, among other things, increase the quarterly dividend on our Common Shares above $0.1875 except in limited circumstances.

MARKET PRICE, DIVIDEND AND DISTRIBUTION INFORMATION

Market Price of and Dividends on the Common Shares

Our Common Shares are currently listed on the NYSE under the symbol “KEY”. As of July 1, 2009, we had approximately 721.028 million Common Shares outstanding. As of July 1, 2009, there were approximately 40,000 holders of record of our Common Shares. The following table sets forth, for the periods indicated, the high and low closing sales prices per Common Share as reported on Bloomberg and the cash dividends declared per Common Share.

	Share Prices		Cash Dividends Declared per Share
	Low	High
2009
Second Quarter ended June 30, 2009	$4.60	$9.23	$.01
First Quarter ended March 31, 2009	5.36	9.14	.0625

2008
Fourth Quarter ended December 31, 2008	$6.27	$13.73	$.0625
Third Quarter ended September 30, 2008	8.37	14.88	.1875
Second Quarter ended June 30, 2008	10.98	25.61	.375
First Quarter ended March 31, 2008	20.50	26.42	.375

2007
Fourth Quarter ended December 31, 2007	$21.91	$33.77	$.365
Third Quarter ended September 30, 2007	31.70	36.78	.365
Second Quarter ended June 30, 2007	34.33	38.58	.365
First Quarter ended March 31, 2007	36.67	39.79	.365

On July 1, 2009, the closing sales price of our Common Shares on the NYSE was $5.16 per share.

Market Price of and Distributions on the Trust Preferred Securities

The KeyCorp Capital V 5.875% Trust Preferred Securities, KeyCorp Capital VI 6.125% Trust Preferred Securities, KeyCorp Capital VIII 7% Enhanced Trust Preferred Securities, KeyCorp Capital IX 6.750% Enhanced Trust Preferred Securities and KeyCorp Capital X 8.000% Enhanced Trust Preferred Securities are listed for trading on the NYSE. As of July 1, 2009, there were 7,000,000 5.875% Trust Preferred Securities, 3,000,000 6.125% Trust Preferred Securities, 10,000,000 7.000% Enhanced Trust Preferred Securities, 20,000,000 6.750% Enhanced Trust Preferred Securities and 29,600,000 8.000% Enhanced Trust Preferred Securities outstanding, each held by one holder of record.

KeyCorp Capital V 5.875% Trust Preferred Securities

The following table sets forth, for the periods indicated, the high and low closing sales prices per share on the NYSE and the cash distributions per share of the 5.875% Enhanced Trust Preferred Securities issued by KeyCorp Capital V.

	Prices		Cash Distributions per Trust Preferred Security
	Low	High
2009
Second Quarter ended June 30, 2009	$11.000	$18.350	$.3672
First Quarter ended March 31, 2009	7.070	15.510	.3672

2008
Fourth Quarter ended December 31, 2008	$5.110	$14.850	$.3672
Third Quarter ended September 30, 2008	6.800	14.510	.3672
Second Quarter ended June 30, 2008	13.390	19.160	.3672
First Quarter ended March 31, 2008	16.990	21.640	.3672

2007
Fourth Quarter ended December 31, 2007	$17.630	$21.615	$.3672
Third Quarter ended September 30, 2007	19.790	22.750	.3672
Second Quarter ended June 30, 2007	22.170	24.330	.3672
First Quarter ended March 31, 2007	23.750	24.300	.3672

On July 1, 2009, the closing sales price of the 5.875% Trust Preferred Securities on the NYSE was $18.250.

KeyCorp Capital VI 6.125% Trust Preferred Securities

The following table sets forth, for the periods indicated, the high and low closing sales prices per share on the NYSE and the cash distributions per share of the 6.125% Trust Preferred Securities issued by KeyCorp Capital VI.

	Prices		Cash Distributions per Trust Preferred Security
	Low	High
2009
Second Quarter ended June 30, 2009	$11.500	$18.200	$—
First Quarter ended March 31, 2009	7.140	16.900	.3828

2008
Fourth Quarter ended December 31, 2008	$6.190	$17.030	$.3828
Third Quarter ended September 30, 2008	8.050	15.500	.3828
Second Quarter ended June 30, 2008	13.550	20.040	.3828
First Quarter ended March 31, 2008	18.61	22.310	.3828

2007
Fourth Quarter ended December 31, 2007	$18.460	$22.130	$.3828
Third Quarter ended September 30, 2007	20.800	23.310	.3828
Second Quarter ended June 30, 2007	22.890	24.740	.3828
First Quarter ended March 31, 2007	24.200	25.200	.3828

On July 1, 2009, the closing sales price of the 6.125% Trust Preferred Securities on the NYSE was $18.200.

KeyCorp Capital VIII 7.000% Enhanced Trust Preferred Securities

The following table sets forth, for the periods indicated, the high and low closing sales prices per share on the NYSE and the cash distributions per share of the 7.000% Enhanced Trust Preferred Securities issued by KeyCorp Capital VIII.

	Prices		Cash Distributions per Trust Preferred Security
	Low	High
2009
Second Quarter ended June 30, 2009	$11.840	$18.250	$.4375
First Quarter ended March 31, 2009	7.250	17.500	.4375

2008
Fourth Quarter ended December 31, 2008	$7.350	$15.820	$.4375
Third Quarter ended September 30, 2008	7.300	16.990	.4375
Second Quarter ended June 30, 2008	14.300	21.900	.4375
First Quarter ended March 31, 2008	20.45	24.060	.4375

2007
Fourth Quarter ended December 31, 2007	$19.750	$25.120	$.4375
Third Quarter ended September 30, 2007	23.050	25.630	.4375
Second Quarter ended June 30, 2007	25.080	26.070	.4375
First Quarter ended March 31, 2007	25.600	26.400	.4375

On July 1, 2009, the closing sales price of the 7.000% Enhanced Trust Preferred Securities on the NYSE was $18.260.

KeyCorp Capital IX 6.750% Enhanced Trust Preferred Securities

The following table sets forth, for the periods indicated, the high and low sales prices per share on the NYSE and the cash distributions per share of the 6.750% Enhanced Trust Preferred Securities issued by KeyCorp Capital IX.

	Prices		Cash Distributions per Trust Preferred Security
	Low	High
2009
Second Quarter ended June 30, 2009	$12.000	$18.280	$—
First Quarter ended March 31, 2009	7.420	16.990	.421875

2008
Fourth Quarter ended December 31, 2008	$7.000	$15.190	$.421875
Third Quarter ended September 30, 2008	6.840	16.140	.421875
Second Quarter ended June 30, 2008	13.940	20.920	.421875
First Quarter ended March 31, 2008	19.40	22.650	.421875

2007
Fourth Quarter ended December 31, 2007	$18.950	$24.050	$.421875
Third Quarter ended September 30, 2007	22.000	24.770	.421875
Second Quarter ended June 30, 2007	24.160	25.560	.421875
First Quarter ended March 31, 2007	25.100	25.780	.534375

On July 1, 2009, the closing sales price of the 6.750% Enhanced Trust Preferred Securities on the NYSE was $18.220.

KeyCorp Capital X 8.000% Enhanced Trust Preferred Securities

The following table sets forth, for the periods indicated, the high and low sales prices per share on the NYSE and the cash distributions per share of the 8.000% Enhanced Trust Preferred Securities issued by KeyCorp Capital X.

	Prices		Cash Distributions per Trust Preferred Security
	Low	High
2009
Second Quarter ended June 30, 2009	$13.250	$20.250	$—
First Quarter ended March 31, 2009	9.160	20.000	.50

2008
Fourth Quarter ended December 31, 2008	$8.600	$17.750	$.50
Third Quarter ended September 30, 2008	8.150	18.340	.50
Second Quarter ended June 30, 2008	16.000	24.250	.60
First Quarter ended March 31, 2008	22.470	23.750	—

On July 1, 2009, the closing sales price of the 8.000% Enhanced Trust Preferred Securities on the NYSE was $19.800.

DESCRIPTION OF CAPITAL STOCK

The following section is a summary and does not describe every aspect of our capital stock. In particular, we urge you to read our articles of incorporation and regulations because they describe your rights as a holder of our common shares. We have filed our articles of incorporation and our regulations as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of our articles of incorporation and regulations.

Preferred Stock

Our authorized capital stock includes 25,000,000 shares of preferred stock, par value $1.00 per share. Our board of directors is authorized to issue preferred stock in one or more series, to fix the number of shares in each series, and to determine the designations and preferences, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, sinking fund requirements, and conversion rights, all without any vote or other action on the part of shareholders. This power is limited by applicable laws or regulations and may be delegated to a committee of our board of directors.

Series A Preferred Stock

During 2008, we issued approximately 6.6 million shares, of Series A Preferred Stock. The Series A Preferred Stock: (i) is nonvoting, other than class voting rights on matters that could adversely affect the shares, (ii) pays a noncumulative dividend at the rate of 7.750% per annum at the discretion of our board of directors and (iii) is not redeemable at any time. The Series A Preferred Stock ranks senior to our Common Shares and is on parity with the Series B Preferred Stock discussed below in the event of our liquidation or dissolution. Each share of Series A Preferred Stock is convertible at any time into 7.0922 of our Common Shares (equivalent to an initial conversion price of approximately $14.10 per Common Share). The conversion rate may change upon the occurrence of a consummation of a merger, a change of control (a “make-whole” acquisition), a reorganization event or to prevent dilution. On or after June 15, 2013, if the closing price of our Common Shares exceeds 130% of the conversion price for 20 trading days during any consecutive 30 trading day period, we may automatically convert some or all of the outstanding Series A Preferred Stock into our Common Shares at the then prevailing conversion rate.

In April, our board of directors declared a cash dividend of $1.9375 per share of Series A Preferred Stock. The dividend was paid on June 15, 2009, to holders of record on May 29, 2009.

Series B Preferred Stock

On November 14, 2008, we raised $2.5 billion of capital as a participant in the U.S. Treasury’s CPP. In conjunction with this program, we issued to the U.S. Treasury (i) 25,000 shares of Series B Preferred Stock and (ii) a warrant to purchase 35,244,361 of our Common Shares at an exercise price of $10.64. The Series B Preferred Stock (i) is nonvoting, other than class voting rights on matters that could adversely affect the shares, (ii) pays a cumulative mandatory dividend at the rate of 5% per annum for the first five years, resetting to 9% per annum thereafter, and (iii) is callable at par plus accrued and unpaid dividends at any time. The Series B Preferred Stock ranks senior to our Common Shares and is on parity with the Series A Preferred Stock in the event of our liquidation or dissolution.

The terms of the transaction with the U.S. Treasury include limitations on our ability to pay dividends and repurchase our Common Shares. For three years after the issuance or until the U.S. Treasury no longer holds any Series B Preferred Stock, we will not be able to increase our dividends above the level paid in the third quarter of 2008, nor will we be permitted to repurchase any of our Common Shares or preferred stock without the approval of the U.S. Treasury, subject to the availability of certain limited exceptions (e.g., for purchases in connection with benefit plans).

Pursuant to a final rule issued by the Federal Reserve on May 22, 2009, bank holding companies that issue new preferred stock to the U.S. Treasury under the CPP are permitted to include an unlimited amount of such capital instruments in Tier 1 capital for purposes of the Federal Reserve’s risk-based and leverage capital rules and guidelines for bank holding companies.

During the first six months of 2009, we made a total of $63.25 million in dividend payments to the U.S. Treasury.

Common Shares

We may issue Common Shares in such amounts and proportion and for such consideration as may be fixed by our board of directors or a properly designated committee thereof. As of the date of this Prospectus, we are authorized to issue up to 1,400,000,000 Common Shares. As of July 1, 2009, we had issued 789,500,095 of our Common Shares (including 68,471,688 Common Shares held in treasury). Our Common Shares are traded on the New York Stock Exchange under the symbol “KEY”. The transfer agent and registrar for our Common Shares is Computershare Investor Services LLC.

General

Holders of our Common Shares are not entitled to preemptive or preferential rights. Our Common Shares have no redemption or sinking fund provisions applicable thereto. Our Common Shares do not have any conversion rights. The rights of holders of our Common Shares will be subject to, and may be adversely affected by, the rights of holders of our currently outstanding Series A Preferred Stock and Series B Preferred Stock and any preferred stock that we may issue in the future.

We may issue authorized but unissued Common Shares in connection with several employee benefit and stock option and incentive plans maintained by us or our subsidiaries, and under our Direct Registration Plan.

Our outstanding Common Shares are fully paid and non-assessable and Common Shares we issue in the future, when fully paid for, will be non-assessable.

Dividends

When, as and if dividends are declared by our board of directors out of funds legally available for their payment, the holders of our Common Shares are entitled to share equally, share for share, in such dividends. The payment of dividends on our Common Shares is subject to the prior payment of dividends on our preferred stock. See also “Dividend Policy” above.

Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, and winding up, the holders of our Common Shares are entitled to receive, on a share-for-share basis, any of our assets or funds available for distribution after we have paid in full all of our debts and distributions and the full liquidation preferences of all series of our outstanding preferred stock.

Voting Rights

Subject to the rights, if any, of the holders of any series of preferred stock, holders of our Common Shares have exclusive voting rights and are entitled to one vote per share on all matters voted upon by the shareholders. Holders of our Common Shares do not have the right to cumulate their voting power.

Share Repurchase Program

Our board of directors has authorized a share repurchase program described in our quarterly reports on Form 10-Q and filed with the SEC (see “Where You Can Find More Information”). The program does not have an expiration date. We did not repurchase any Common Shares during the first three months of 2009. At March 31, 2009, a remaining balance of approximately 14 million Common Shares is eligible for repurchase under this authorization. However, in accordance with the provisions of the CPP, we are not permitted to repurchase additional Common Shares without the approval of the U.S. Treasury as long as any Series B Preferred Stock issued by us under the CPP remains outstanding.

COMPARISON OF RIGHTS BETWEEN THE TRUST PREFERRED

SECURITIES AND THE COMMON SHARES

The following briefly summarizes the material differences between the rights of holders of the Trust Preferred Securities as currently in effect and of holders of our Common Shares to be issued in the Exchange Offer. We urge you to read our amended and restated articles of incorporation, the amended and restated trust agreement of each Trust, the Statutory Trust Act of the State of Delaware, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), our amended and restated regulations (the “Regulations”), and applicable Ohio and Delaware law.

Governing Documents

Trust Preferred Securities: The rights of holders of Trust Preferred Securities are set forth in the Declaration of Trust, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act.

Common Shares: The rights of holders of our Common Shares are set forth in our articles of incorporation, the Regulations and Ohio law.

Dividends and Distributions

KeyCorp Capital V 5.875% Trust Preferred Securities

Holders of the 5.875% Trust Preferred Securities issued by KeyCorp Capital V are entitled to receive cumulative distributions at the annual rate of 5.875% of their liquidation preference payable quarterly in arrears.

KeyCorp Capital VI 6.125% Trust Preferred Securities

Holders of the 6.125% Trust Preferred Securities issued by KeyCorp Capital VI are entitled to receive cumulative distributions at the annual rate of 6.125% of their liquidation preference payable quarterly in arrears.

KeyCorp Capital VIII 7.000% Enhanced Trust Preferred Securities

Holders of the 7.000% Enhanced Trust Preferred Securities issued by KeyCorp Capital VIII are entitled to receive cumulative distributions at the annual rate of 7% of their liquidation preference payable quarterly in arrears.

KeyCorp Capital IX 6.750% Enhanced Trust Preferred Securities

Holders of the 6.750% Enhanced Trust Preferred Securities issued by KeyCorp Capital IX are entitled to receive cumulative distributions at the annual rate of 6.750% of their liquidation preference payable quarterly in arrears.

KeyCorp Capital X 8.000% Enhanced Trust Preferred Securities

Holders of the 8.000% Enhanced Trust Preferred Securities issued by KeyCorp Capital X are entitled to receive cumulative distributions at the annual rate of 8.000% of their liquidation preference payable quarterly in arrears.

The funds available to each KeyCorp Capital Trust for distributions on their respective Trust Preferred Securities are limited to payments received from us on the Underlying Debentures held by each KeyCorp Capital Trust. We may defer interest payments on the Underlying Debentures for up to ten years, provided no deferral period will extend beyond the final repayment date or the earlier redemption of the Underlying Debentures. If we defer interest payments on the Underlying Debentures, distributions on the Trust Preferred Securities will also be deferred. Interest payments on the Underlying Debentures continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities continue to accrue. During a deferral period, we cannot pay any dividends or make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock, including our Common Shares, or make an interest, principal or premium on or repurchase any of our debt securities that rank equal with or junior to the Underlying Debentures, subject to certain exceptions.

Common Shares: Subject to the preferential rights of any other class or series of capital stock, holders of our Common Shares will be entitled to receive such dividends when, as and if declared by our board of directors. See also “Dividend Policy” above.

Ranking

Trust Preferred Securities: The Trust Preferred Securities rank senior to our Common Shares with respect to rights upon our liquidation, dissolution or winding up. The Trust Preferred Securities issued by KeyCorp Capital VIII, KeyCorp Capital IX and KeyCorp Capital X rank junior in right of payment with our outstanding traditional trust preferred securities (including the Trust Preferred Securities issued by KeyCorp Capital V and KeyCorp Capital VI) and equal in right of payment with each other. All of the Trust Preferred Securities rank junior in right of payment with our “senior indebtedness”. The liquidation preference of the Trust Preferred Securities is $25 per security, plus any accrued and unpaid distributions on such Trust Preferred Security.

Common Shares: Our Common Shares will rank junior to all our other securities and indebtedness with respect to dividend rights and rights upon our liquidation, dissolution and winding up.

Conversion Rights

Trust Preferred Securities: The Trust Preferred Securities are not convertible into our Common Shares.

Common Shares: The Common Shares are not convertible into any other of our securities.

Voting Rights

Trust Preferred Securities: Generally, holders of the Trust Preferred Securities do not have any voting rights with respect to KeyCorp, but do have the right to vote on modifications to certain documents governing the Trust Preferred Securities.

Common Shares: Holders of our Common Shares are entitled to one vote per share on all matters voted on by our shareholders.

Redemption

Trust Preferred Securities: We may redeem the Underlying Debentures issued to KeyCorp Capital V and KeyCorp Capital VI at any time on or after the date of this Prospectus, in whole or in part. We may redeem the Underlying Debentures issued to KeyCorp Capital VIII, KeyCorp Capital IX and KeyCorp Capital X at any time, on or after June 15, 2011, December 15, 2011 and March 15, 2013, respectively, in whole or in part. We may redeem the Underlying Debentures issued to KeyCorp Capital V, KeyCorp Capital VI and KeyCorp Capital X in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of certain tax events, capital treatment events, investment company events or (with respect to the Underlying Debentures issued to KeyCorp Capital X) certain rating agency events. We may redeem the Underlying Debentures issued to KeyCorp Capital VIII and KeyCorp Capital IX in whole, but not in part, at any time upon occurrence of certain tax treatment events, capital investment events or investment company events.

We may redeem the Underlying Debentures issued to KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII and KeyCorp Capital IX at 100% of the principal amount plus any accrued and unpaid interest through the redemption date. We may redeem the Underlying Debentures issued to KeyCorp Capital X at the price equal to (i) 100% of the principal amount or (ii) in the event of a redemption upon the occurrence of certain rating agency events, (x) 100% of the principal amount or (y) if greater, the sum of the present values of the remaining scheduled payments of principal and interest that would have been payable to and including March 15, 2013, in each case plus accrued and unpaid interest through the date of redemption.

Each KeyCorp Capital Trust will redeem the related Trust Preferred Securities and the related Trust’s common securities on the dates and to the extent we redeem the related Underlying Debentures. The redemption price for the Trust Preferred Securities will be the total liquidation preference of $25 per trust preferred security plus accumulated and unpaid distributions to but excluding the date of redemption. If the related Trust redeems less than all the outstanding Trust Preferred Securities and common securities then the related Trust will redeem each on a pro rata basis.

The Trust Preferred Securities are not redeemable at the option of the holders.

Common Shares: We have no obligation or right to redeem our Common Shares.

Listing

Trust Preferred Securities: The KeyCorp Capital V 5.875% Trust Preferred Securities are listed for trading on the NYSE under the symbol “KEYPrA.” The KeyCorp Capital VI 6.125% Trust Preferred Securities are listed for trading on the NYSE under the symbol “KEYPrB.” The KeyCorp Capital VIII 7.000% Enhanced Trust Preferred Securities are listed for trading on the NYSE under the symbol “KEYPrD.” The KeyCorp Capital IX 6.750% Enhanced Trust Preferred Securities are listed for trading on the NYSE under the symbol “KEYPrE.” The KeyCorp Capital X 8.000% Enhanced Trust Preferred Securities are listed for trading on the NYSE under the symbol “KEYPrF.”

Common Shares: The Common Shares are listed for trading on the NYSE under the symbol “KEY”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax consequences relating to the exchange of the Trust Preferred Securities pursuant to the Exchange Offer and to the ownership and disposition of our Common Shares received upon such exchange. The following summary represents the opinion of our tax counsel, Squire, Sanders & Dempsey L.L.P. It applies to you only if you acquire the Common Shares in the Exchange Offer and you hold your Trust Preferred Securities and Common Shares as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules under the U.S. federal income tax laws, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	an insurance company,

•	a tax-exempt organization,

•	a person that owns Trust Preferred Securities that are a hedge or that are hedged against interest rate risks,

•	a person that owns Trust Preferred Securities or Common Shares as part of a straddle or conversion transaction for tax purposes,

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

•	a U.S. expatriate.

This section does not consider the specific facts and circumstances that may be relevant to a particular holder and does not address alternative minimum tax considerations or the treatment of a holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the U.S., including the Internal Revenue Code of 1986, as amended, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This section is based on the treatment of each KeyCorp Capital Trust as a grantor trust and on the treatment of the Underlying Debentures as our indebtedness for federal income tax purposes. In connection with the original issuance of the 5.875% Trust Preferred Securities and the 6.125% Trust Preferred Securities, our tax counsel for those transactions gave their opinion that based on certain qualifications, limitations and assumptions, for U.S. federal income tax purposes the relevant KeyCorp Capital Trust will not be taxable as a corporation, and treated the Underlying Debentures as our indebtedness. In connection with the original issuance of the 7.000% Enhanced Trust Preferred Securities, the 6.750% Enhanced Trust Preferred Securities, and the 8.000% Enhanced Trust Preferred Securities, our tax counsel for those transactions gave their opinion that based on certain qualifications, limitations and assumptions, for U.S. federal income tax purposes, the relevant KeyCorp Capital Trust will be classified as a grantor trust and the Underlying Debentures held by the relevant KeyCorp Capital Trust will be classified as our indebtedness (although there was no clear authority that was directly on point). Based on (i) the foregoing opinions, which opinions are hereby incorporated by reference, and (ii) the tax return filings with respect to each of the KeyCorp Capital Trusts, the rest of this section assumes that each KeyCorp Capital Trust is a grantor trust and that the Underlying Debentures are our indebtedness for federal income tax purposes.

If a partnership holds the Trust Preferred Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Trust Preferred Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of the Exchange Offer and of owning the Common Shares received pursuant to the Exchange Offer.

Please consult your own tax advisor concerning the consequences of owning the Trust Preferred Securities, participating in the Exchange Offer and of owning the Common Shares received in the Exchange Offer in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

U.S. Holders

This subsection describes the tax consequences to a U.S. holder of participation in the Exchange Offer. You are a U.S. holder if you are a beneficial owner of a Trust Preferred Security and you are:

•	an individual who is a citizen or resident of the U.S.,

•

an entity that is a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any state or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons will also be U.S. holders.

If you are not a U.S. holder, this subsection does not apply to you and you should refer to “—Non-U.S. Holders” below.

Treatment of the Exchange Offer

A holder of a Trust Preferred Security is treated for U.S. federal income tax purposes as the beneficial owner of a ratable share of the Underlying Debentures. Therefore, the exchange of the Trust Preferred Securities for our Common Shares pursuant to the Exchange Offer will be treated as an exchange of the Underlying Debentures for our Common Shares for U.S. federal income tax purposes, and will therefore be a recapitalization. Therefore, except as described below with respect to payment for accrued and unpaid distributions, no gain or loss will be recognized by you upon the exchange. Accordingly, your tax basis in the Common Shares received in such an exchange will be the same as your adjusted tax basis in the Trust Preferred Securities surrendered, and your holding period for such Common Shares will include your holding period for the Trust Preferred Securities that were exchanged.

Payment of the accrued and unpaid distributions on your Trust Preferred Securities in the exchange will be taxable as ordinary income (to the extent not previously taken into income).

If you acquired a Trust Preferred Security for an amount that is less than the stated principal amount of a ratable share of the Underlying Debentures, the amount of such difference is generally treated as “market discount” on the Underlying Debentures for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the Trust Preferred Security to the maturity date of the Underlying Debentures, unless you make an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. If you exchange Trust Preferred Securities with accrued market discount for our Common Shares pursuant to the Exchange Offer, any gain on the subsequent disposition of such Common Shares will be treated as ordinary income to the extent of such accrued market discount that has not previously been included in income.

U.S. Holders of Common Shares

Distributions on Common Shares. In general, distributions with respect to our Common Shares will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Common Shares and thereafter as capital gain from the sale or exchange of such Common Shares. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the corporate U.S. holder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. holder in tax years beginning before January 1, 2011 will qualify for taxation at special rates if the non-corporate U.S. holder meets certain holding period and other applicable requirements.

Disposition of Common Shares. Subject to the above discussion on market discount under “—Treatment of the Exchange Offer”, upon the sale or other disposition of our Common Shares received upon exchange of Trust Preferred Securities pursuant to the Exchange Offer, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in our Common Shares. Such capital gain or loss will generally be long-term if your holding period in respect of such Common Shares is more than one year. For a discussion of your holding period in respect of Common Shares received in exchange for Trust Preferred Securities, see above under “—Treatment of the Exchange Offer.” Long-term capital gain recognized by a non-corporate U.S. holder is eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. holder. You are a Non-U.S. holder if you are the beneficial owner of a Trust Preferred Security and you are not a U.S. holder and are not a partnership. If you are a U.S. holder, this subsection does not apply to you.

Treatment of the Exchange Offer

Generally, if you are a Non-U.S. holder, you will not recognize any gain or loss on the exchange of Trust Preferred Securities for Common Shares pursuant to the Exchange Offer.

The accrued but unpaid distributions on the Trust Preferred Securities paid to you in the exchange will not be subject to U.S. federal income and withholding tax provided that (a) the distributions on the Trust Preferred Securities are not effectively connected with your conduct of a trade or business in the U.S., (b) you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us through stock ownership, and (c) you comply with certain certification requirements.

Non-U.S. Holders of Common Shares

Dividends. Except as described below, if you are a Non-U.S. holder of our Common Shares, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a Non-U.S. holder that is a partnership or an estate or trust, such forms certifying the status of each partner in the partnership or beneficiary of the estate or trust as) a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the U.S. to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the U.S., and, if required by a tax treaty, the dividends are attributable to a permanent establishment (or fixed base, in the case of an individual) that you maintain in the U.S., we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person, and

•	the dividends are effectively connected with your conduct of a trade or business within the U.S. and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic U.S. corporations.

If you are a corporate Non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Shares. If you are a Non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of Common Shares unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the U.S., and the gain is attributable to a permanent establishment or fixed base, in the case of an individual, that you maintain in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you are present in the U.S. for 183 or more days in the taxable year of the sale and certain other conditions exist; or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes; provided that you will not be subject to U.S. federal income tax on the gain on a disposition of Common Shares if either (i) our common stock is regularly traded on an established securities market in the year of your disposition and you did not hold, directly or indirectly, more than 5% of our common stock at any time during the five-year period ending on the date of disposition or (ii) you are eligible for any treaty exemption. We have not been, are not, and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

If you are a corporate Non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Federal Estate Taxes. Common Shares held by an individual Non-U.S. holder at the time of death will be included in the holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting. If you are a U.S. holder of our Common Shares, you will be subject to information reporting with respect to any dividend payments by us to you and proceeds of the sale or other disposition by you of our Common Shares, unless you are an exempt recipient and appropriately establish that exemption. In addition, such payments will be subject to U.S. federal backup withholding tax (currently at a 28% rate), unless you supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

If you are a Non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements (other than certain information reporting required on withholding tax on form 1042-S) with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of Common Shares effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption (such as your corporate status).

Payment of the proceeds from the sale of Common Shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Common Shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of Common Shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service. Payments subject to U.S. withholding tax will not also be subject to U.S. backup withholding tax.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The following is a summary of certain considerations associated with the exchange of the Trust Preferred Securities for Common Shares and the acquisition, holding and, to the extent relevant, disposition of Common Shares by a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”).

A fiduciary with respect to any assets of a Plan should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an exchange of Trust Preferred Securities for Common Shares. Among other factors, the fiduciary should consider whether the investment in Common Shares would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (the “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The exchange of Trust Preferred Securities for Common Shares by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Common Shares are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the acquisition or holding of Common Shares. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the acquisition and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any person acquiring or holding Common Shares or any interest therein will be deemed to have represented by its acquisition and holding of Common Shares offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not acquiring the Common Shares on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of the Common Shares will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering participating in the exchange on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Participants in the exchange have exclusive responsibility for ensuring that their acquisition and holding of Common Shares do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The exchange of any Trust Preferred Securities for Common Shares by a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

VALIDITY OF COMMON SHARES

The validity of the Common Shares to be issued in the Exchange Offer will be passed upon for us by Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio, and for the Dealer Managers by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely on the opinion of Squire, Sanders & Dempsey L.L.P. with respect to matters of Ohio law. Sullivan & Cromwell LLP regularly performs legal services for us and our affiliates.

EXPERTS

The consolidated financial statements of KeyCorp incorporated by reference in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of KeyCorp’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2009 and March 31, 2008, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 7, 2009, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meanings of Sections 7 and 11 of the Securities Act.

KeyCorp

The Exchange Agent for the Exchange Offer is:

Computershare Trust Company, N.A.

Attn: KeyCorp

250 Royall Street

Canton, MA 02021

The Information Agent for the Exchange Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

keycorp@dfking.com

Banks and Brokerage Firms, Please Call: (212) 269-5550

All others Call Toll Free: (800) 431-9633

Dealer Managers

Morgan Stanley

Sole Arranger and Lead Manager

UBS Investment Bank

Citi

Wells Fargo Securities

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

The Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of KeyCorp.

Under the terms of KeyCorp’s directors’ and officers’ liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

KeyCorp is a party to an employment agreement with Henry L. Meyer III, and KeyCorp is party to Change of Control Agreements with certain other executive officers (including Messrs. Stevens and Weeden) pursuant to which KeyCorp has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer’s serving as employee, officer, or director of KeyCorp and/or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1	Dealer Manager Agreement.*

3(a)	Certificate of Amendment to the Amended and Restated Articles of Incorporation of KeyCorp filed with the Ohio Secretary of State on November 14, 2008 (setting forth the Part E, Express terms of Fixed Rate Cumulative Perpetual Preferred Stock, Series B), filed as Exhibit 3.1 to Form 8-K filed November 20, 2008, and incorporated herein by reference.

3(b)	Amended and Restated Articles of Incorporation of KeyCorp, filed as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 2008, and incorporated herein by reference.

3(c)	Amended and Restated Regulations of KeyCorp, effective May 15, 2008, filed as Exhibit 3.2 to Form 10-Q for the quarter ended June 30, 2008, and incorporated herein by reference.

4(a)	Junior Subordinated Indenture, dated as of December 4, 1996, between KeyCorp and Bankers Trust Company, as Debenture Trustee (Incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-4, Commission Nos. 333-19151 and 333-19151-01).

4(b)	Certificate of Trust of KeyCorp Capital V (Incorporated by reference to Exhibit (4)(b) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-88934, 333-88934-01, 333-88934-02 and 333-88934-03, as filed with the Commission on May 23, 2002).

4(c)	Amended and Restated Trust Agreement of KeyCorp Capital V (Incorporated by reference to Exhibit (4)(h) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-88934, 333-88934-01, 333-88934-02 and 333-88934-03, as filed with the Commission on May 23, 2002).

4(d)	Certificate of Trust of KeyCorp Capital VI (Incorporated by reference to Exhibit (4)(d) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-88934, 333-88934-01, 333-88934-02 and 333-88934-03, as filed with the Commission on May 23, 2002).

4(e)	Amended and Restated Trust Agreement of KeyCorp Capital VI (Incorporated by reference to Exhibit (4)(i) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-88934, 333-88934-01, 333-88934-02 and 333-88934-03, as filed with the Commission on May 23, 2002).

4(f)	Certificate of Trust of KeyCorp Capital VIII (Incorporated by reference to Exhibit 4(e) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

4(g)	Amended and Restated Trust Agreement of KeyCorp Capital VIII (Incorporated herein by reference to Exhibit 4(f) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

4(h)	Certificate of Trust of KeyCorp Capital IX (Incorporated by reference to Exhibit 4(p) to Post-Effective Amendment No. 2 to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-134937, 333-134937-01 and 333-134937-02, as filed with the Commission on November 15, 2006).

4(i)	Amended and Restated Trust Agreement of KeyCorp Capital IX (Incorporated by reference to Exhibit 4(r) to Post-Effective Amendment No. 2 to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-134937, 333-134937-01 and 333-134937-02, as filed with the Commission on November 15, 2006.

4(j)	Certificate of Trust of KeyCorp Capital X (Incorporated by reference to Exhibit 4(u) to Post-Effective Amendment No. 3 to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-134937, 333-1134937-01, 333-1134937-02 and 333-1134937-03 as filed with the Commission on February 19, 2008)

Exhibit No.	Description
4(k)	Amended and Restated Trust Agreement of KeyCorp Capital X (Incorporated by reference to Exhibit 4(w) to Post-Effective Amendment No. 3 to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-134937, 333-134937-01, 333-134937-02 and 333-134937-03 as filed with the Commission on February 19, 2008).

5	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to the validity of the Common Shares being registered.**

8.1	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to certain tax matters.

8.2	Opinion of Sullivan & Cromwell with respect to certain tax matters in relation to KeyCorp Capital V (Incorporated by reference to Exhibit 8.A to Amendment No. 1 to KeyCorp’s Registration Statement on Form S-3, Commission No. 333-88934-02, as filed with the Commission on June 12, 2002).

8.3	Opinion of Sullivan & Cromwell with respect to certain tax matters in relation to KeyCorp Capital VI (Incorporated by reference to Exhibit 8.A to Amendment No. 1 to KeyCorp’s Registration Statement on Form S-3, Commission No. 333-88934-02, as filed with the Commission on June 12, 2002).

8.4	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to certain tax matters in relation to KeyCorp Capital VIII (Incorporated by reference to Exhibit 8.A to Post-Effective Amendment to KeyCorp’s Automatic Shelf Registration Statement on Form S-3ASR, Commission Nos. 333-134937 and 333-134937-01, as filed with the Commission on June 15, 2006).

8.5	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to certain tax matters in relation to KeyCorp Capital IX (Incorporated by reference to Exhibit 8.1 to Form 8-K, as filed with the Commission on November 21, 2006).

8.6	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to certain tax matters in relation to KeyCorp Capital X (Incorporated by reference to Exhibit 8.1 to Form 8-K, as filed with the Commission on February 27, 2008).

8.7	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to certain tax matters in relation to KeyCorp Capital X (Incorporated by reference to Exhibit 8.1 to Form 8-K, as filed with the Commission on March 3, 2008).

13	Financial Review section of KeyCorp 2008 Annual Report to Shareholders, filed as Exhibit 13 to Form 10-K for the period ended December 31, 2008 filed on February 27, 2009, and incorporated herein by reference.

15	Acknowledgment of Ernst & Young LLP.

21	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21 to Form 10-K for the period ended December 31, 2008 filed on February 27, 2009).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Sullivan & Cromwell LLP.

23.3	Consent of Squire, Sanders & Dempsey L.L.P.

24	Power of Attorney.**

99.1	Form of Letter of Transmittal.

99.2	Form of Letter to Brokers.

99.3	Form of Letter to Clients.

99.4	Form of Notice of Withdrawal.

*	To be filed by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K.
**	Previously filed.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, KeyCorp has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cleveland, Ohio, on July 6, 2009.

KEYCORP

By:	/s/ DANIEL R. STOLZER
Name:	Daniel R. Stolzer
Title:	Vice President, Deputy General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 has been signed by the following persons in the capacities indicated, on July 6, 2009.

Signature	Title

* Henry L. Meyer III	Chairman, Chief Executive Officer, and President (Principal Executive Officer) and Director

* Jeffrey B. Weeden	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Robert L. Morris	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

* William G. Bares	Director

* Edward P. Campbell	Director

* Dr. Carol A. Cartwright	Director

* Alexander M. Cutler	Director

* H. James Dallas	Director

* Lauralee E. Martin	Director

* Eduardo R. Menascé	Director

* Bill R. Sanford	Director

* Thomas C. Stevens	Director

* Peter G. Ten Eyck, II	Director

By:	/s/ DANIEL R. STOLZER
*By Daniel R. Stolzer, Attorney in Fact
July 6, 2009

Index to Exhibits

Exhibit No.	Description
1	Dealer Manager Agreement.*

3(a)	Certificate of Amendment to the Amended and Restated Articles of Incorporation of KeyCorp filed with the Ohio Secretary of State on November 14, 2008 (setting forth the Part E, Express terms of Fixed Rate Cumulative Perpetual Preferred Stock, Series B), filed as Exhibit 3.1 to Form 8-K filed November 20, 2008, and incorporated herein by reference.

3(b)	Amended and Restated Articles of Incorporation of KeyCorp, filed as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 2008, and incorporated herein by reference.

3(c)	Amended and Restated Regulations of KeyCorp, effective May 15, 2008, filed as Exhibit 3.2 to Form 10-Q for the quarter ended June 30, 2008, and incorporated herein by reference.

4(a)	Junior Subordinated Indenture, dated as of December 4, 1996, between KeyCorp and Bankers Trust Company, as Debenture Trustee (Incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-4, Commission Nos. 333-19151 and 333-19151-01).

4(b)	Certificate of Trust of KeyCorp Capital V (Incorporated by reference to Exhibit (4)(b) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-88934, 333-88934-01, 333-88934-02 and 333-88934-03, as filed with the Commission on May 23, 2002).

4(c)	Amended and Restated Trust Agreement of KeyCorp Capital V (Incorporated by reference to Exhibit (4)(h) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-88934, 333-88934-01, 333-88934-02 and 333-88934-03, as filed with the Commission on May 23, 2002).

4(d)	Certificate of Trust of KeyCorp Capital VI (Incorporated by reference to Exhibit (4)(d) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-88934, 333-88934-01, 333-88934-02 and 333-88934-03, as filed with the Commission on May 23, 2002).

4(e)	Amended and Restated Trust Agreement of KeyCorp Capital VI (Incorporated by reference to Exhibit (4)(i) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-88934, 333-88934-01, 333-88934-02 and 333-88934-03, as filed with the Commission on May 23, 2002).

4(f)	Certificate of Trust of KeyCorp Capital VIII (Incorporated by reference to Exhibit 4(e) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

4(g)	Amended and Restated Trust Agreement of KeyCorp Capital VIII (Incorporated herein by reference to Exhibit 4(f) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

4(h)	Certificate of Trust of KeyCorp Capital IX (Incorporated by reference to Exhibit 4(p) to Post-Effective Amendment No. 2 to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-134937, 333-134937-01 and 333-134937-02, as filed with the Commission on November 15, 2006).

4(i)	Amended and Restated Trust Agreement of KeyCorp Capital IX (Incorporated by reference to Exhibit 4(r) to Post-Effective Amendment No. 2 to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-134937, 333-134937-01 and 333-134937-02, as filed with the Commission on November 15, 2006).

4(j)	Certificate of Trust of KeyCorp Capital X (Incorporated by reference to Exhibit 4(u) to Post-Effective Amendment No. 3 to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-134937, 333-1134937-01, 333-1134937-02 and 333-1134937-03 as filed with the Commission on February 19, 2008).

4(k)	Amended and Restated Trust Agreement of KeyCorp Capital X (Incorporated by reference to Exhibit 4(w) to Post-Effective Amendment No. 3 to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-134937, 333-134937-01, 333-134937-02 and 333-134937-03 as filed with the Commission on February 19, 2008).

Exhibit No.	Description
5	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to the validity of the Common Shares being registered.**

8.1	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to certain tax matters.

8.2	Opinion of Sullivan & Cromwell with respect to certain tax matters in relation to KeyCorp Capital V (Incorporated by reference to Exhibit 8.A to Amendment No. 1 to KeyCorp’s Registration Statement on Form S-3, Commission No. 333-88934-02, as filed with the Commission on June 12, 2002).

8.3	Opinion of Sullivan & Cromwell with respect to certain tax matters in relation to KeyCorp Capital VI (Incorporated by reference to Exhibit 8.A to Amendment No. 1 to KeyCorp’s Registration Statement on Form S-3, Commission No. 333-88934-02, as filed with the Commission on June 12, 2002).

8.4	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to certain tax matters in relation to KeyCorp Capital VIII (Incorporated by reference to Exhibit 8.A to Post-Effective Amendment to KeyCorp’s Automatic Shelf Registration Statement on Form S-3ASR, Commission Nos. 333-134937 and 333-134937-01, as filed with the Commission on June 15, 2006).

8.5	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to certain tax matters in relation to KeyCorp Capital IX (Incorporated by reference to Exhibit 8.1 to Form 8-K, as filed with the Commission on November 21, 2006).

8.6	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to certain tax matters in relation to KeyCorp Capital X (Incorporated by reference to Exhibit 8.1 to Form 8-K, as filed with the Commission on March 3, 2008).

8.7	Opinion of Squire, Sanders & Dempsey L.L.P. with respect to certain tax matters in relation to KeyCorp Capital X (Incorporated by reference to Exhibit 8.1 to Form 8-K, as filed with the Commission on March 3, 2008).

13	Financial Review section of KeyCorp 2008 Annual Report to Shareholders, filed as Exhibit 13 to Form 10-K for the period ended December 31, 2008 filed on February 27, 2009, and incorporated herein by reference.

15	Acknowledgment of Ernst & Young LLP.

21	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21 to Form 10-K for the period ended December 31, 2008 filed on February 27, 2009).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Sullivan & Cromwell LLP.

23.3	Consent of Squire, Sanders & Dempsey L.L.P.

24	Power of Attorney.**

99.1	Form of Letter of Transmittal.

99.2	Form of Letter to Brokers.

99.3	Form of Letter to Clients.

99.4	Form of Notice of Withdrawal.

*	To be filed by an amendment to this registration statement as incorporated by reference to our Current Report on Form 8-K.
**	Previously filed.